                             PARTY CITY CORPORATION

                                   $10,000,000
                          12.5% Secured Notes due 2003
                                   ("A Notes")

                                   $5,000,000
                          13.0% Secured Notes due 2003
                                   ("B Notes")

                                   $5,000,000
                          13.0% Secured Notes due 2002
                                   ("C Notes")

                                   $10,000,000
                          14.0% Secured Notes due 2004
                                   ("D Notes")

                        Warrants to Purchase Common Stock

                               ------------------

                          SECURITIES PURCHASE AGREEMENT
                               ------------------

                           Dated as of August 16, 1999

                                TABLE OF CONTENTS
                                -----------------
                                                                            Page
                                                                            ----

1. Authorization of Securities.................................................1

2. Sale and Purchase of Securities.............................................2

    2.1  Purchase Price........................................................2
    2.2  Issue Price...........................................................2
    2.3  Detachable Warrants...................................................2
    2.4  Security Interest.....................................................2

3.  Closing; Fees..............................................................2

    3.1  Closing...............................................................2
    3.2  Funding Fees..........................................................3
    3.3  Legal and Accounting Fees.............................................3
    3.4  Obligation of Purchaser...............................................3

4.  Conditions to Closing......................................................3

    4.1  Representations and Warranties........................................3
    4.2  Performance; No Default...............................................3
    4.3  Compliance Certificate................................................4
    4.4  Investor Rights Agreement.............................................4
    4.5  Collateral and Security Agreements....................................4
    4.6  Intercreditor Agreement...............................................4
    4.7  Standstill Agreements.................................................5
    4.8  Guaranty Agreement....................................................5
    4.9  Opinions of Counsel...................................................5
    4.10 Projections...........................................................5
    4.11 Consents, Agreements..................................................5
    4.12 Compliance with Securities Laws.......................................5
    4.13 Purchase Permitted By Applicable Law, etc.............................5
    4.14 No Adverse U.S. Legislation, Action or Decision, etc..................5
    4.15 No Actions Pending....................................................6
    4.16 Proceedings and Documents.............................................6
    4.17 Sale of Other Securities..............................................6
    4.18 Fees..................................................................6
    4.19 Perfected Security Interest...........................................6

5.  Representations and Warranties.............................................6

    5.1  Corporate Organization and Authority; Valid and Binding Effect........6
    5.2  Subsidiaries..........................................................6
    5.3  Qualification.........................................................7
    5.4  Financial Information.................................................7
    5.5  Absence of Changes, etc...............................................7
    5.6  Tax Returns and Payments..............................................7
    5.7  Debt..................................................................8
    5.8  Liens.................................................................8
    5.9  Capital Stock and Related Matters.....................................8
    5.10 Title to Properties; Liens............................................8

    5.11 Insurance.............................................................8
    5.12 Litigation............................................................8
    5.13 Compliance with Other Instruments, etc................................9
    5.14 Governmental Consent..................................................9
    5.15 Patents, Trademarks, Authorizations, etc..............................9
    5.16 Principal Corporate Office...........................................10
    5.17 Corporate and Trade or Fictitious Names..............................10
    5.18 Environmental Matters................................................11
    5.19 Status Under Certain Federal Statutes................................11
    5.20 Compliance with ERISA................................................12
    5.21 Employee Matters.....................................................12
    5.22 Withholding and Other Taxes..........................................13
    5.23 Certain Fees.........................................................13
    5.24 Year 2000 Compliance.................................................13
    5.25 Payments Under Leases................................................13
    5.26 Disclosure...........................................................13

6.  Purchaser Representations.................................................14

    6.1  Purchase Intent......................................................14
    6.2  Status of Purchaser..................................................14
    6.3  Source of Funds......................................................14

7.  Prepayment and Defeasance of A Notes......................................14

    7.1  Optional Prepayments of A Notes and B Notes..........................14
    7.2  Defeasance of C Notes and D Notes....................................15
    7.3  Contingent Prepayments Upon Change of Control........................18
    7.4  Acquisition of Notes.................................................18
    7.5  No Fraudulent Conveyance.............................................19

8.  Inspection; Confidentiality...............................................19

    8.1  Inspection...........................................................19
    8.2  Confidentiality......................................................19

9.  Covenants.................................................................19

    9.1  Reporting Requirements...............................................19
    9.2  Debt.................................................................21
    9.3  Financial Covenants..................................................21
    9.4  Liens, etc...........................................................23
    9.5  Investments, Guaranties, etc.........................................23
    9.6  Restricted Payments..................................................25
    9.7  Transactions with Affiliates.........................................25
    9.8  Consolidation, Merger, Sale of Assets, etc...........................25
    9.9  Subsidiary Stock and Indebtedness....................................26
    9.10 Corporate Existence, Business and Franchise Relations................27
    9.11 Payment of Taxes and Claims..........................................27
    9.12 Compliance with ERISA................................................27
    9.13 Maintenance of Properties; Insurance.................................28
    9.14 Additional Guaranties................................................28
    9.15 Other Loan Agreements................................................28

    9.16 Restrictions Affecting Subsidiaries..................................29
    9.17 Insurance............................................................29
    9.18 Use of Proceeds......................................................29
    9.19 Relocation; Use of Name..............................................30
    9.20 Seasonal Orders......................................................30
    9.21 Option Grants........................................................30
    9.22 Note Ratings.........................................................30
    9.23 Governance...........................................................30
    9.24 Audited Financial Statements.........................................30
    9.25 Payments to Vendors..................................................30
    9.26 Perfection of Security Interest......................................30
    9.27 Year 2000 Compliance.................................................30

10. Events of Default; Acceleration...........................................30

11. Remedies on Default, etc..................................................33

12. Security Interest and Intercreditor Arrangements..........................33

    12.1 Security Agreement...................................................33
    12.2 Intercreditor Agreement..............................................33

13. Definitions...............................................................33

    13.1 Certain Definitions..................................................33
    13.2 Table of Definitions.................................................39

14. Registration, Transfer and Substitution of Notes; Action by Noteholders...40

    14.1 Note Register; Ownership of Notes....................................40
    14.2 Transfer and Exchange of Notes.......................................40
    14.3 Replacement of Notes.................................................40
    14.4 Notes held by Company Deemed Not Outstanding.........................41

15. Payments on Notes.........................................................41

16. Expenses, etc.............................................................41

17. Survival of Representations and Warranties................................41

18. Amendments and Waivers....................................................41

19. Notices, etc..............................................................42

20. Indemnification...........................................................42

21. Miscellaneous.............................................................43

                         Exhibits, Annexes and Schedules

EXHIBIT A       Form of A Note
EXHIBIT B       Form of B Note
EXHIBIT C       Form of C Note
EXHIBIT D       Form of D Note
EXHIBIT E       Form of Warrant
EXHIBIT F-1     Form of Security Agreement (Parent)
EXHIBIT F-2     Form of Security Agreement (Subsidiary)
EXHIBIT F-3     Form of Patent, Trademark and Copyright Assignment (Parent)
EXHIBIT F-4     Form of Patent, Trademark and Copyright Assignment (Subsidiary)
EXHIBIT F-5     Form of Collateral Assignment of Contract Rights (Franchise)
EXHIBIT F-6     Form of Collateral Assignment of Contract Rights (Tomax)
EXHIBIT F-7     Form of Guaranty and Suretyship Agreement
EXHIBIT F-8     Form of Intercompany Subordination Agreement
EXHIBIT F-9     Form of Stock Pledge Agreement
EXHIBIT G       Form of Investor Rights Agreement
EXHIBIT H       Form of Intercreditor Agreement
EXHIBIT I       Form of Bank Standstill Agreement
EXHIBIT J       Form of Vendor Standstill Agreement
EXHIBIT K       Form of Guaranty Agreement
EXHIBIT L-1     Form of Opinion of Counsel to Company (Willkie Farr & Gallagher)
EXHIBIT L-2     Form of Opinion of Counsel to Company (St. John & Wayne, LLC)

ANNEX I         Schedule of Purchasers
ANNEX II        Schedule of Vendors (parties to the Vendor Standstill Agreement)

SCHEDULE 5.2    Schedule of Subsidiaries
SCHEDULE 5.4(a) Schedule of Financial Statements
SCHEDULE 5.4(b) Schedule of Financial Projections
SCHEDULE 5.5    Schedule of Changes, etc.
SCHEDULE 5.6    Schedule of Federal Tax Identification Numbers
SCHEDULE 5.7(a) Schedule of Debt
SCHEDULE 5.7(b) Schedule of Post-Closing Debt
SCHEDULE 5.7(c) Schedule of Defaults on Debt
SCHEDULE 5.8    Schedule of Liens
SCHEDULE 5.9    Schedule of Outstanding Stock Options
SCHEDULE 5.10   Schedule of Title to Properties
SCHEDULE 5.11   Schedule of Insurance
SCHEDULE 5.12   Schedule of Litigation
SCHEDULE 5.13   Schedule of Compliance with Instruments
SCHEDULE 5.15   Schedule of Proprietary Rights
SCHEDULE 5.16   Schedule of Principal Corporate Offices
SCHEDULE 5.17   Schedule of Tradenames
SCHEDULE 5.21   Schedule of Employment Agreements
SCHEDULE 5.23   Schedule of Fees
SCHEDULE 5.24   Schedule of Year 2000 Compliance
SCHEDULE 5.25   Schedule of Lease Payments
SCHEDULE 9.8    Schedule of Contemplated Store Sales

SCHEDULE 9.18   Schedule of Halloween Inventory

                             PARTY CITY CORPORATION
                                 400 COMMONS WAY
                           ROCKAWAY, NEW JERSEY 07866

                                   $10,000,000
                          12.5% Secured Notes due 2003
                                   ("A Notes")

                                   $5,000,000
                          13.0% Secured Notes due 2003
                                   ("B Notes")

                                   $5,000,000
                          13.0% Secured Notes due 2002
                                   ("C Notes")

                                   $10,000,000
                          14.0% Secured Notes due 2004
                                   ("D Notes")

                        Warrants to Purchase Common Stock

                                                     Dated as of August 16, 1999

TO EACH OF THE PURCHASERS LISTED IN
 .........THE ATTACHED SCHEDULE A

Ladies and Gentlemen:

     Party City Corporation, a Delaware corporation (the "Company"), agrees with you as follows:

1. Authorization of Securities. The Company will authorize the issue and sale of:

          (a) $10,000,000 aggregate principal amount of its 12.5% Secured Notes due 2003 ("A Notes"), to be substantially in the form of note attached hereto as Exhibit A, with such changes therefrom, if any, as may be approved by you and the Company;

          (b) $5,000,000 aggregate principal amount of its 13.0% Secured Notes due 2003 ("B Notes"), to be substantially in the form of note attached hereto as Exhibit B, with such changes therefrom, if any, as may be approved by you and the Company;

          (c) $5,000,000 aggregate principal amount of its 13.0% Secured Notes due 2002 ("C Notes"), to be substantially in the form of note attached hereto as Exhibit C, with such changes therefrom, if any, as may be approved by you and the Company;

          (d) $10,000,000 aggregate principal amount of its 14.0% Secured Notes due 2004 ("D Notes"), to be substantially in the form of note attached hereto as Exhibit D, with such changes therefrom, if any, as may be approved by you and the Company;

          (e) Warrants to purchase 6,880,000 shares of Common Stock at an initial exercise price of $3.00 per share ("Warrants"), to be substantially in the form of warrant attached hereto as Exhibit E, with such changes therefrom, if any, as may be approved by you and the Company.

          Collectively, (i) the A Notes, the B Notes, the C Notes and the D Notes are referred to herein as the "Notes," and (ii) the Notes and the Warrants are referred to herein as the "Securities." Each of the A Notes, the B Notes, the C Notes and the D Notes is considered a separate "tranche" of Notes for purposes of this Agreement. Certain other capitalized terms used in this Agreement are defined in Section 13.

2. Sale and Purchase of Securities.

     2.1 Purchase Price(a) . The Company will issue and sell to you and, subject to the terms and conditions of this Agreement, you will purchase from the Company, at the Closing provided for in Section 3, the Securities in the principal amount (in the case of the Notes) or exercisable for the number of shares of Common Stock (in the case of the Warrants) specified opposite your name in Annex I at the purchase price of 100% of the principal amount of the Notes specified opposite your name in Annex I.

     Contemporaneously with entering into this Agreement, the Company is entering into a separate Securities Purchase Agreement identical with this Agreement with the other purchasers named in Annex I (the "Other Purchasers"), providing for the sale to the Other Purchasers, at such Closing, of Securities in the principal amount (in the case of the Notes) or exercisable for the number of shares of Common Stock (in the case of the Warrants) specified opposite their names in Annex I.

     2.2 Issue Price. Promptly after the Closing, the Company and you shall agree for U.S. federal income tax purposes (i) the present value as of the Closing Date of all payments under the C Notes and D Notes, using a discount rate which shall be based on a yield which the Company and you shall agree is the original yield of comparable debt instruments not issued as part of an investment unit (which rate shall not be less than the applicable federal rate on the date the C Notes and D Notes are issued), (ii) the aggregate "issue price" under Section 1273(b) of the Code of the C Notes and D Notes and (iii) the aggregate purchase price of the Warrants. All federal, state and local income tax returns shall be filed by the Company and you in a manner consistent in all material respects with the agreement reached to pursuant to this Section 2.2.

     2.3 Detachable Warrants. The Warrants are being sold with the C Notes and D Notes and shall be fully detachable from each of the other Securities, may be transferred separately from each of the other Securities and need not be transferred with the other Securities.

     2.4 Security Interest. Each of the Notes shall be secured obligations of the Company with the relative priorities as further set forth in that certain Security Agreement (Parent) between the Company and Enhanced Retail Funding, LLC, a Delaware limited liability company ("ERF"), as agent for you and the Other Purchasers attached hereto as Exhibit F-1 (the "Security Agreement (Parent)") and the related documents described in Section 4.5.

3. Closing; Fees.

     3.1 Closing. The sales of the Securities to be purchased by you shall take place at the offices of Latham & Watkins, 855 Third Avenue, Suite 1000, New York, New York, at 10:00 a.m., New York City time, at a closing (the "Closing") on August 16, 1999 (the "Closing Date") or on such other Business Day thereafter as may be agreed upon by the Company and you. At the Closing the Company will deliver to you the Securities indicated opposite your name on Annex I hereto subject to the following:

          (a) the Notes to be issued to you shall be issued in the form of single notes (or such greater number of notes in denominations of at least $100,000 as shall be set forth in Annex I or as you may request) dated the date of the Closing and registered in your name (or in the name of your nominee); and

          (b) the Warrants to be issued to you, if applicable, shall be in the form of a single warrant certificate (or such greater number of warrant certificates as shall be set forth in Annex I or as you may request) dated the date of the Closing and registered in your name (or in the name of your nominee);

against delivery by you to the Company or its order of immediately available funds in the amount of the purchase price therefor. If at the Closing the Company shall fail to tender such Securities to you as provided above in this
Section 3, or any of the conditions specified in Section 4 shall not have been fulfilled to your satisfaction, you shall, at your election, be relieved of all further obligations under this Agreement, without thereby waiving any other rights you may have by reason of such failure or such nonfulfillment.

     3.2 Funding Fees. On the date of the Closing, the Company will pay to you (or to the Person designated by you for payment in Annex I), in immediately available funds, a funding fee equal to 1.5% of the aggregate purchase price for the Securities purchased by you on the Closing Date, by crediting the account specified below your name in Annex I for the payment of funding fees.

     3.3 Legal and Accounting Fees.

          Subject to the limitations of Section 16, whether or not the Securities are sold, on the date of the Closing, the Company will pay to you the reasonable fees and disbursements of your legal counsel and accountants and such other expenses including search fees, documentation fees and filing fees incurred by you and them in connection with the transactions contemplated by this Agreement and set forth in a statement delivered to the Company on or prior to the date of the Closing, and thereafter the Company will pay, promptly upon receipt of a supplemental statement therefor, additional reasonable fees and disbursements, if any, related to the foregoing and incurred in connection with such transactions.

     3.4 Obligation of Purchaser. The Company hereby acknowledges and agrees that you shall have no obligation to purchase the Securities or otherwise consummate the transactions contemplated by this Agreement if any of the conditions to closing described in Section 4 have not been satisfied to your approval prior to the Closing.

4. Conditions to Closing. Your obligation to purchase and pay for the Securities to be sold to you at the Closing is subject to the fulfillment to your satisfaction, prior to or at the Closing, of the following conditions:

     4.1 Representations and Warranties. The representations and warranties of the Company contained in this Agreement and those otherwise made in writing by or on behalf of the Company in connection with the transactions contemplated by this Agreement shall be correct in all material respects when made and at the time of the Closing, except as affected by the consummation of such transactions.

     4.2 Performance; No Default. The Company shall have performed and complied in all material respects with all agreements and conditions contained in this Agreement required to be performed or complied with by it prior to or at the Closing and at the time of the Closing no Event of Default or Potential Event of Default shall have occurred and be continuing.

     4.3 Compliance Certificate. The Company shall have delivered to you an Officers' Certificate, dated the date of the Closing, certifying that the conditions specified in Sections 4.1 and 4.2 have been fulfilled and demonstrating that, after giving effect to the issuance of all of the Securities, the Company will be in compliance in all material respects with the most stringent limitations on the incurrence or maintenance of Debt contained in any instrument or agreement applicable to or binding on the Company.

     4.4 Investor Rights Agreement. That certain Investor Rights Agreement by and among the Company, you and the Other Purchasers shall have been executed in substantially the form attached hereto as Exhibit G (the "Investor Rights Agreement").

     4.5 Collateral and Security Agreements.

          (a) That certain Security Agreement (Parent) by and between the Company and ERF as agent for you and the Other Purchasers shall have been executed in substantially the form attached hereto as Exhibit F-1.

          (b) That certain Security Agreement (Subsidiary) by and between Party City Michigan, Inc., a Delaware corporation ("Party City Michigan"), and ERF as agent for you and the Other Purchasers shall have been executed in substantially the form attached hereto as Exhibit F-2 (the "Security Agreement (Subsidiary)").

          (c) That certain Patent, Trademark and Copyright Assignment (Parent) by and between the Company and ERF as assignee for you and the Other Purchasers shall have been executed in substantially the form attached hereto as Exhibit F-3.

          (d) That certain Patent, Trademark and Copyright Assignment (Subsidiary) by and between Party City Michigan and ERF as assignee for you and the Other Purchasers shall have been executed in substantially the form attached hereto as Exhibit F-4.

          (e) That certain Collateral Assignment of Contract Rights (Franchise) by and between the Company and ERF as assignee for you and the Other Purchasers shall have been executed in substantially the form attached hereto as Exhibit F-5.

          (f) That certain Collateral Assignment of Contract Rights (Tomax) by and between Party City Michigan and ERF as assignee for you and the Other Purchasers shall have been executed in substantially the form attached hereto as Exhibit F-6.

          (g) That certain Guaranty Agreement by Party City Michigan in favor of ERF as agent for you and the Other Purchasers shall have been executed in substantially the form attached hereto as Exhibit F-7.

          (h) That certain Intercompany Subordination Agreement by and among the Company, Party City Michigan and ERF as agent for you and the Other Purchasers shall have been executed in substantially the form attached hereto as Exhibit F-8.

          (i) That certain Stock Pledge Agreement by and between the Company and ERF as agent for you and the Other Purchasers shall have been executed in substantially the form attached hereto as Exhibit F-9.

     4.6 Intercreditor Agreement. That certain Intercreditor Agreement by and among you, the Other Purchasers, PNC Bank, National Association, as agent under the Credit Agreement, and the other lenders named therein, and certain of the Company's vendors named in the Vendor Standstill Agreement (defined below) shall have been executed in substantially the form attached hereto as Exhibit H (the "Intercreditor Agreement"). The vendors who are parties to the Intercreditor Agreement shall include the entities listed on Annex II.

     4.7 Standstill Agreements.

          (a) That certain Standstill and Forbearance Agreement by and among the Company, PNC Bank, National Association, as agent, and the lenders named therein shall have been executed in substantially the form attached hereto as Exhibit I (the "Bank Standstill Agreement").

          (b) That certain Vendor Forbearance and Standstill Agreement by and among the Company and certain of its vendors named therein shall have been executed in substantially the form attached hereto as Exhibit J (the "Vendor Standstill Agreement").

     4.8 Guaranty Agreement. Each of the Company's Subsidiaries shall have entered into the Guaranty Agreement in substantially the form attached hereto as Exhibit K (the "Guaranty Agreement").

     4.9 Opinions of Counsel. You shall have received from each of Willkie Farr & Gallagher, special counsel for the Company, and St. John & Wayne, L.L.C., counsel for the Company, in connection with the transactions contemplated by this Agreement, a favorable opinion substantially in the form set forth in Exhibit L-1 and Exhibit L-2, respectively, addressed to you, dated the date of the Closing and otherwise satisfactory in substance and form to you.

     4.10 Projections. Immediately prior to the Closing Date, the inventories, accounts payable, cash balances, trade debt and bank debt shall be at levels materially similar to those set forth in the Projections (as defined in Section 5.4(b)).

     4.11 Consents, Agreements. The Company shall have obtained all consents and waivers, under any term of any material agreement or instrument to which it is a party or by which it or any of its properties is bound, or any term of any applicable law, ordinance, rule or regulation of any governmental authority, or any term of any applicable order, judgment or decree of any court, arbitrator or governmental authority, necessary or appropriate in connection with the transactions contemplated by this Agreement, and such consents and waivers shall be in full force and effect on the Closing Date. A complete and correct copy of each of such consents and waivers shall have been delivered to you.

     4.12 Compliance with Securities Laws. Subject to the accuracy of the representations in Section 6, the offering and sale of the Securities to you and the Other Purchasers shall have complied with all applicable requirements of federal and state securities laws.

     4.13 Purchase Permitted By Applicable Law, etc. On the date of the Closing your purchase of Securities (a) shall be permitted by the laws and regulations of each jurisdiction to which you are subject and (b) shall not subject you to any additional tax, penalty or, in your reasonable judgment, other onerous condition by reason of any change after the date of this Agreement in any applicable law or governmental regulation. If requested by you, you shall have received, at least five (5) Business Days prior to the Closing, an Officers' Certificate certifying as to such matters of fact as you may reasonably specify to enable you to determine whether such purchase is so permitted.

     4.14 No Adverse U.S. Legislation, Action or Decision, etc. No legislation shall have been enacted by either house of Congress or favorably reported by any committee thereof, no other action shall have been taken by any governmental authority, whether by order, regulation, rule, ruling or otherwise, and no decision shall have been rendered by any court of competent jurisdiction, which would materially and adversely affect the Notes or the Warrants being purchased by you hereunder.

     4.15 No Actions Pending. There shall be no suit, action, investigation, inquiry or other proceeding by any governmental body or any other Person or any other legal or administrative proceeding pending or, to the Company's knowledge, threatened which questions the validity or legality of the transactions contemplated by this Agreement or the other Operative Agreements or which seeks damages or injunctive or other equitable relief in connection therewith.

     4.16 Proceedings and Documents. All corporate and other proceedings in connection with the transactions contemplated by this Agreement and all documents and instruments incident to such transactions shall be reasonably satisfactory to you and your special counsel, and you and your special counsel shall have received all such counterpart originals or certified or other copies of such documents as you or they may reasonably request.

     4.17 Sale of Other Securities. Contemporaneously with the Closing, the Other Purchasers shall purchase from, and the Company shall sell to the Other Purchasers, the Securities identified opposite the Other Purchasers' in Annex I.

     4.18 Fees. The fees required to be paid by Sections 3.2 and 3.3 shall have been paid as therein provided.

     4.19 Perfected Security Interest. The UCC-1 Financing Statements for the jurisdictions listed on the attached Schedule 4.19 shall have been duly executed by authorized official(s) of the Company.

5. Representations and Warranties. The Company represents and warrants that:

     5.1 Corporate Organization and Authority; Valid and Binding Effect. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to own and operate its properties, to carry on its business as now conducted and as proposed to be conducted, to enter into the Operative Agreements to which the Company is a party, to issue and sell the Securities and to carry out the terms of the Operative Agreements to which the Company is a party. This Agreement and the other Operative Agreements to which the Company or any of its Subsidiaries is a party constitute the valid and legally binding obligations of each such party, enforceable against them in accordance with their respective terms, except that enforceability may be limited by bankruptcy, insolvency and other laws affecting creditor's rights generally and except that the availability of certain remedies may be limited by general principles of equity.

     5.2 Subsidiaries. Schedule 5.2 correctly lists as to each Subsidiary on the date of this Agreement (a) its name, (b) the jurisdiction of its incorporation and (c) the percentage of its issued and outstanding shares owned by the Company or another Subsidiary (specifying such other Subsidiary). Each Subsidiary is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has all requisite corporate power and authority to own and operate its properties, to carry on its business as now conducted and as proposed to be conducted, to enter into the Guaranty Agreement and to carry out the terms of the Guaranty Agreement. All the outstanding shares of capital stock of each Subsidiary are validly issued, fully paid and non assessable, and all such shares indicated in Schedule 5.2 as owned by the Company or by any other Subsidiary are so owned beneficially and of record by the Company or by such other Subsidiary free and clear of any Lien except as otherwise specified on Schedule 5.2.

     5.3 Qualification. Each of the Company and its Subsidiaries is duly qualified and in good standing as a foreign corporation authorized to do business in each jurisdiction (other than the jurisdiction of its incorporation) in which the nature of its activities or the character of the properties it owns or leases makes such qualification necessary and in which the failure so to qualify would have a Material Adverse Effect.

     5.4 Financial Information.

          (a) As of the date hereof, the Company has provided you with the unaudited consolidated financial statements of the Company and its consolidated Subsidiaries for the fiscal period from January 1, 1998 to July 3, 1999 including consolidated balance sheets, consolidated income statements and consolidated statements of cash flow, a copy of which is attached hereto as
Schedule 5.4(a). Such financial statements have been prepared in accordance with GAAP and fairly present, as of the date thereof and for the periods covered thereby, the financial position and results of operations of the Company and its Subsidiaries. The Company agrees to promptly (and in no event later than September 30, 1999) provide you with audited consolidated financial statements of the Company and its consolidated Subsidiaries for the fiscal period from January 1, 1998 to July 3, 1999, which statements shall be prepared in accordance with GAAP and fairly present, as of the date thereof and for the periods covered thereby the financial position and results of operations of the Company and its Subsidiaries.

          (b) As of the date hereof, the forecasted financial statements of the Company and its Subsidiaries, consisting of balance sheets, income statements and cash flow statements for the Company and its Subsidiaries, and the projected schedules of excess availability, giving effect to the consummation of the transactions contemplated by this Agreement and the issuance of the Securities hereunder, dated August 12, 1999, and attached hereto as Schedule 5.4(b) (the "Projections"): (i) are based on reasonable estimates and assumptions and (ii) reflected, as of the date prepared, and continue to reflect, as of the date of this Agreement and the Closing Date, the reasonable estimate of the Company of the results of operations and other matters projected therein for the periods covered thereby, it being understood that the projections are subject to the uncertainty inherent in all financial forecasts, and do not constitute a representation or warranty that the results and other matters projected therein will in fact be achieved.

     5.5 Absence of Changes, etc. Other than as specifically described in
Schedule 5.5, since July 31, 1999, (a) there has been no change in the assets, liabilities or financial condition of the Company or any of its Subsidiaries, other than changes in the ordinary course of business which have not been, either in any case or in the aggregate, materially adverse to the Company or any of its Subsidiaries, (b) neither the business, operations or affairs nor any of the properties or assets of the Company or its Subsidiaries have been affected by any occurrence or development (whether or not insured against) which has been, either in any case or in the aggregate, materially adverse to the Company or any of its Subsidiaries and (c) the Company has not as of the date of this Agreement directly or indirectly declared, ordered, paid, made or set apart any sum or property for any Restricted Payment or agreed to do so.

     5.6 Tax Returns and Payments. The Company and each of its Subsidiaries have filed all federal, state, local and foreign tax returns, reports and estimates which are required to be filed by it and all taxes (including penalties and interest, if any) shown on such returns, reports and estimates as being due and payable or which are otherwise due and payable have been fully paid (other than taxes contested in good faith by appropriate proceedings diligently pursued and as to which appropriate reserves have been established and maintained in conformity with GAAP). Such tax returns properly and correctly reflect, in all material respects, the income and taxes of the Company or such Subsidiary for the periods covered thereby. The federal tax identification number of the Company and each of its Subsidiaries is set forth on Schedule 5.6 attached hereto.

     5.7 Debt. Schedule 5.7(a) correctly describes all secured and unsecured Debt of the Company and its Subsidiaries as of the date of this Agreement outstanding in a principal amount greater than $100,000, or for which the Company or any of its Subsidiaries has commitments, and identifies the collateral securing any secured Debt. Except as set forth on Schedule 5.7(a), the Company has outstanding not more than an aggregate of $1,000,000 of unsecured Debt in individual amounts less than $100,000. Schedule 5.7(b) correctly describes all such Debt that, on the Closing Date and after giving effect to the transactions contemplated by this Agreement, will remain outstanding. Other than as described on Schedule 5.7(c), neither the Company nor any of its Subsidiaries is in default with respect to any Debt or any instrument or agreement relating thereto.

     5.8 Liens. There are no Liens on the Company's properties, assets or rights of any kind (whether tangible or intangible, real or personal), other than the Liens individually identified on Schedule 5.8 and Liens not described on said Schedule but which in the aggregate do not exceed the amount of $100,000.

     5.9 Capital Stock and Related Matters. The authorized capital stock of the Company consists of 25,000,000 shares of Common Stock of which 12,455,538 shares of Common Stock are issued and outstanding. The shares of Common Stock issuable upon exercise of the Warrants have been duly authorized and validly reserved for issuance upon such exercise and, when so issued, will be validly issued, fully paid and non assessable. As of the Closing Date, the Company will not have outstanding securities convertible into or exchangeable for any shares of its capital stock, nor will it have outstanding any rights to subscribe for or to purchase, or any options for the purchase of, or any agreements providing for the issuance (contingent or otherwise) of, or any calls, commitments or claims of any character relating to, any shares of its capital stock or any securities convertible into or exchangeable for any shares of its capital stock, other than those listed on Schedule 5.9.

     5.10 Title to Properties; Liens. Except as set forth on Schedule 5.10, each of the Company and its Subsidiaries has good and sufficient title to its properties and assets, including the properties and assets reflected in the financial statements referred to in Section 5.4 (except properties and assets disposed of since such date in the ordinary course of business and properties and assets held under Capital Leases referred to in Schedule 5.7(a)), and none of such properties or assets is subject to any Liens except such as are of the character permitted by Section 9.4, the Company and its Subsidiaries enjoy peaceful and undisturbed possession under all leases necessary in any material respect for the operation of their respective properties and assets, and all such leases are valid and subsisting and are in full force and effect. Except to perfect and protect security interests of the character permitted by Section 9.4 and except as set forth on Schedule 5.10, no presently effective financing statement under the Uniform Commercial Code which names the Company or any Subsidiary as debtor is on file in any jurisdiction and neither the Company nor any Subsidiary has signed any presently effective financing statement or any presently effective security agreement authorizing any secured party thereunder to file any such financing statement.

     5.11 Insurance. The physical properties, assets and business of the Company and its Subsidiaries are insured to the extent disclosed on Schedule 5.11 hereto and all such insurance policies and arrangements are disclosed on said Schedule. Said insurance policies and arrangements are in full force and effect, all premiums with respect thereto are currently paid, and the Company and its Subsidiaries are in compliance in all material respects with the terms thereof. To the knowledge of the Company, said insurance is adequate and customary for the business engaged in by the Company and its Subsidiaries and is sufficient for compliance by the Company and its Subsidiaries with all requirements of law and all agreements and leases to which the Company or its Subsidiaries is a party.

     5.12 Litigation. Except as set forth on Schedule 5.12 hereto or as would not have a Material Adverse Effect, as of the Closing Date there are no actions, proceedings or investigations pending or, to the knowledge of the Company, threatened against the Company or any of its Subsidiaries before or by any court or administrative agency (or any basis therefor known to the Company).

     5.13 Compliance with Other Instruments, etc. Except as set forth on
Schedule 5.13, neither the Company nor any of its Subsidiaries is in violation of any term of its certificate or articles of incorporation or by-laws, and neither the Company nor any of its Subsidiaries is in violation of any term of any agreement or instrument to which it is a party or by which it is bound or, to the best of the Company's knowledge, any term of any applicable law, ordinance, rule or regulation of any governmental authority or any term of any applicable order, judgment or decree of any court, arbitrator or governmental authority, the consequences of which violation would have a Material Adverse Effect. Except as set forth on Schedule 5.13, the execution, delivery and performance of this Agreement and the issuance of the Securities to you and the other Purchasers will not result in any violation of or be in conflict with or constitute a default under any term of any agreement or instrument to which it is a party or by which it is bound (including, without limitation, the Company's agreements with its vendors) or, to the best of the Company's knowledge, any term of any applicable law, ordinance, rule or regulation of any governmental authority or any term of any applicable order, judgment or decree of any court, arbitrator or governmental authority or result in the creation of (or impose any obligation on the Company or any of its Subsidiaries to create) any Lien upon any of the properties or assets of the Company or any of its Subsidiaries pursuant to any such term; and there is no such term which would have a Material Adverse Effect. The Company has not received any inquiries from the Securities and Exchange Commission including, without limitation, inquiries related to any failure to file the reports described on Schedule 5.13.

     5.14 Governmental Consent. No consent, approval or authorization of, or declaration or filing with, any governmental authority on the part of the Company or any of its Subsidiaries is required for the valid execution and delivery of this Agreement or the valid offer, issue, sale and delivery of the Securities pursuant to this Agreement.

     5.15 Patents, Trademarks, Authorizations, etc.

          (a) Except as described on Schedule 5.15, each of the Company and its Subsidiaries has ownership of, or license to use, all Proprietary Rights used or to be used in its business as presently conducted or contemplated by the Company. There are no claims or demands of any other person pertaining to any of such Proprietary Rights and no proceedings have been instituted, or are pending or, to the knowledge of the Company, threatened, which challenge the rights of the Company or its Subsidiaries in respect thereof. Each of the Company and its Subsidiaries has the right to use, free and clear of claims or rights of other persons, all customer lists, designs, manufacturing or other processes, computer software, systems, data compilations, research results and other information required for or incident to its products or its business as presently conducted or contemplated.

          (b) All patents, patent applications, trademarks, trademark applications and registrations and registered copyrights which are owned by or licensed to the Company or used or to be used by the Company or its Subsidiaries in their business as presently conducted or contemplated by the Company, and all other Proprietary Rights which are material to the business or operations of the Company or its Subsidiaries, are listed on Schedule 5.15. Except as set forth on
Schedule 5.15, all of such patents, patent applications, trademark registrations, trademark applications and registered copyrights have been duly registered in, filed in or issued by the United States Patent and Trademark Office, the United States Register of Copyrights, or the corresponding offices of other jurisdictions as identified on said Schedule, and have been properly maintained and renewed in accordance with all applicable provisions of law and administrative regulations of the United States and each such jurisdiction.

          (c) All licenses or other agreements under which the Company or its Subsidiaries are granted Proprietary Rights which are material to the business or operations of the Company or its Subsidiaries are listed on Schedule 5.15, other than generally commercially available third party software that has not been materially modified by the Company, for which the Company can freely assign its rights to a successor of the Company that is either: (i) only subject to a shrink wrap license agreement, or (ii) is immaterial to the Company's business. All said licenses or other agreements are in full force and effect, there is no material default by the Company or its Subsidiaries or, to the knowledge of the Company, any other party thereto. To the knowledge of the Company, the licensors under said licenses and other agreements have and had all requisite power and authority to grant the rights purported to be conferred thereby. True and complete copies of all such licenses or other agreements, and any amendments thereto, have been provided to you or your counsel.

          (d) All material licenses or other material agreements under which the Company or its Subsidiaries have granted to others Proprietary Rights owned or licensed by the Company or its Subsidiaries are listed on Schedule 5.15. All of said licenses or other agreements are in full force and effect, there is no material default by the Company or its Subsidiaries or, to the knowledge of the Company, any other party thereto. True and complete copies of all such licenses or other agreements, and any amendments thereto, have been provided to you or your counsel.

          (e) The Company and its Subsidiaries have taken all steps required in accordance with sound business practice to establish and preserve their ownership of all Proprietary Rights with respect to their products, services and technology except where failure to take such steps would not have a Material Adverse Effect. The Company has no knowledge of any infringement by others of any Proprietary Rights of the Company or its Subsidiaries.

          (f) To the knowledge of the Company, the business, activities and products of the Company and its Subsidiaries do not infringe any Proprietary Rights of any other person. To the knowledge of the Company, no proceeding charging the Company or its Subsidiaries with infringement of any adversely held Proprietary Rights has been filed or is threatened to be filed. To the knowledge of the Company, there exists no unexpired patent or patent application which includes claims that would be infringed by or otherwise adversely affect the activities or business of the Company or its Subsidiaries. To the knowledge of the Company, neither the Company nor any of its Subsidiaries is making unauthorized use of any confidential information or trade secrets of any person, including without limitation, any former employer of any past or present employee of the Company. Neither the Company, any of its Subsidiaries nor, to the knowledge of Company, any of their employees have any agreements or arrangements with any persons other than the Company or its Subsidiaries related to confidential information or trade secrets of such persons or restricting any such employee's ability to engage in business activities of any nature. The activities of the employees of the Company and its Subsidiaries on behalf of the Company or its Subsidiaries do not violate any such agreements or arrangements known to the Company.

     5.16 Principal Corporate Office. As of the date hereof the Company's and each of its Subsidiaries' principal place of business, chief executive office and location of its books and records is set forth on Schedule 5.16 attached hereto and neither the Company, any of its Subsidiaries nor any of their respective predecessors has had any other chief executive office or principal place of business except as set forth on Schedule 5.16 during the five (5) years immediately preceding the date hereof.

     5.17 Corporate and Trade or Fictitious Names. As of the Closing Date, except as set forth on Schedule 5.17 hereof, during the five (5) years immediately preceding the date of this Agreement, neither the Company, any of its Subsidiaries, nor any of their respective predecessors has been known as or used any corporate, trade or fictitious name other than its current corporate or individual name as such name is set forth in this Agreement.

     5.18 Environmental Matters.

          (a) Each of the Company and its Subsidiaries has complied and is in compliance with all Environmental Laws in all material respects.

          (b) Each of the Company and its Subsidiaries has obtained and complied in all material respects with, and is in compliance in all material respects with, all permits, licenses and other authorizations that are required pursuant to Environmental Laws for the occupation of its facilities and the operation of its business, without transfer, reissuance, or other governmental approval or action.

          (c) Neither the Company nor any of its Subsidiaries has received any written claim, complaint, citation, report or other written or oral notice regarding any liabilities or potential liabilities, including any investigatory, remedial or corrective obligations, arising under Environmental Laws.

          (d) No underground storage tanks or surface impoundments or asbestos-containing material in any form or condition exists at any property owned or occupied by the Company or any of its Subsidiaries.

          (e) Neither the Company nor any of its Subsidiaries has treated, stored, disposed of, arranged for or permitted the disposal of, transported, handled, or released any substance, including without limitation any hazardous substance, or owned or operated any facility or property, in a manner that would reasonably be expected to give rise to liabilities of the Company or any of its Subsidiaries for response costs, natural resource damages or attorneys' fees pursuant to CERCLA or other Environmental Laws.

          (f) No facts, events or conditions relating to the past or present facilities, properties or operations of the Company or its Subsidiaries will prevent, hinder or limit continued compliance with Environmental Laws, give rise to any investigatory, remedial or corrective obligations pursuant to Environmental Laws, or give rise to any other material liabilities pursuant to Environmental Laws, including without limitation any relating to onsite or offsite Releases (as defined in CERCLA) or threatened Releases of hazardous or otherwise regulated materials, substances or wastes, personal injury, property damage or natural resources damage.

          (g) Neither the Company nor any of its Subsidiaries has, either expressly or by operation of law, assumed or undertaken any liability or corrective or remedial obligation of any other Person relating to Environmental Laws.

     5.19 Status Under Certain Federal Statutes. The Company is not (a) an "investment company," or a company "controlled" by an "investment company," within the meaning of the Investment Company Act of 1940, as amended; (b) a "holding company" or a "subsidiary company" of a "holding company," or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company," as such terms are defined in the Public Utility Holding Company Act of 1935, as amended; (c) a "public utility" as such term is defined in the Federal Power Act, as amended; or (d) a "rail carrier or a person controlled by or affiliated with a rail carrier," within the meaning of Title 49, U.S.C., or a "carrier" to which 49 U.S.C. Section 11301(b)(1) is applicable.

     5.20 Compliance with ERISA.

          (a) Neither the Company nor any of its Subsidiaries has breached the fiduciary rules of ERISA or engaged in any non-exempt prohibited transaction in connection with which the Company or any of its Subsidiaries could be subjected to (in the case of any such breach) a suit for damages or (in the case of any such prohibited transaction) either a civil penalty assessed under Section 502(i) of ERISA or a tax imposed by Section 4975 of the Code, which suit, penalty or tax, in any case, could have a Material Adverse Effect.

          (b) No Plan (other than a Multiemployer Plan) or any trust created under any such Plan has been terminated since September 2, 1974. Neither the Company nor any Related Person has within the past six (6) years contributed to a single employer plan which has at least two (2) contributing sponsors who are not Related Persons, or ceased operations at a facility in a manner which could result in liability under Section 4062(e) of ERISA. No liability to the PBGC has been or is expected by the Company to be incurred with respect to any Plan (other than a Multiemployer Plan) by the Company or any Subsidiary which could have a Material Adverse Effect. There has been no reportable event (within the meaning of Section 4043(c) of ERISA) or any other event or condition with respect to any Plan (other than a Multiemployer Plan) which presents a risk of termination of any such Plan by the PBGC under circumstances which in any case could result in liability which could have a Material Adverse Effect.

          (c) Full payment has been made of all amounts which the Company or any Related Person is required under the terms of each Plan to have paid as contributions to such Plan as of the last day of the most recent fiscal year of such Plan ended prior to the date hereof, and no accumulated funding deficiency (as defined in Section 302 of ERISA and Section 412 of the Code), whether or not waived, exists with respect to any Plan (other than a Multiemployer Plan).

          (d) The present value of all vested accrued benefits under all Plans (other than Multiemployer Plans), determined as of the end of the Company's most recently ended fiscal year on the basis of reasonable actuarial assumptions, did not exceed the current value of the assets of such Plans allocable to such vested accrued benefits. The terms "present value," "current value," and "accrued benefit" have the meanings specified in Section 3 of ERISA.

          (e) The Company is not and has never been obligated to contribute to any "multiemployer plan" (as such term is defined in Section 4001(a)(3) of ERISA).

          (f) The execution and delivery of this Agreement and the issue and sale of the Securities hereunder will not involve any transaction which is subject to the prohibitions of Section 406 of ERISA or in connection with which a tax could be imposed pursuant to Section 4975 of the Code. The representation by the Company in the preceding sentence is made in reliance upon and subject to the accuracy of your representation in Section 6.3 of this Agreement as to the source of the funds used to pay the purchase price of the Securities purchased by you. The Company has delivered to you, if requested by you, a complete and correct list of all employee benefit plans with respect to which the Company is a party in interest and with respect to which its securities are employer securities. As used in this Section 5.18(f), the terms "employee benefit plans" and "party in interest" have the respective meanings specified in Section 3 of ERISA and the term "employer securities" has the meaning specified in Section 407(d)(1) of ERISA.

     5.21 Employee Matters. As of the date hereof, there is no strike or work stoppage in existence or threatened against or by any employees of the Company or its Subsidiaries. As of each subsequent date, there is no strike or work stoppage in existence involving five percent (5.0%) or more of the total workforce of the Company and its Subsidiaries. Except as set forth on Schedule 5.21, the Company is not a party to any employment agreement.

     5.22 Withholding and Other Taxes. The Company and its Subsidiaries have properly withheld and currently paid all applicable federal and state unemployment taxes and other federal and state taxes payable with respect to the income of their employees (including without limitation, all taxes and other amounts withheld pursuant to their employees' Internal Revenue Service form W-4, all social security, all Federal Insurance Contribution Act ("FICA") contributions and all Federal Unemployment Tax Act contributions), and have currently paid all workers compensation insurance, disability and insurance benefits properly payable with respect to their employees, other than immaterial amounts not paid through oversight and promptly corrected.

     5.23 Certain Fees. Except as set forth on Schedule 5.23 and for the fees referred to in Sections 3.2 and 3.3, no broker's or finder's fee or commission has been paid or will be payable by the Company with respect to the offer, issue and sale of the Securities.

     5.24 Year 2000 Compliance. Except as set forth on Schedule 5.24 or as would not have a Material Adverse Effect, the Company and its Subsidiaries have all systems and software solutions necessary or appropriate to address and accommodate Year 2000 computer systems issues, and their software programs, systems and applications used in the operation of its business have been tested and are fully capable of providing accurate results using data having date ranges spanning the twentieth and twenty-first centuries. Without limiting the generality of the foregoing, except as set forth on Schedule 5.24 or as would not have a Material Adverse Effect, all of the Company's software programs, systems and applications are able to:

          (a) Consistently handle date information before, during and after January 1, 2000, including but not limited to accepting date input, providing date output, and performing calculations on dates or portions of dates;

          (b) Function accurately and without interruption before, during and after January 1, 2000 (including leap year computations), without any change in operations associated with the advent of the new century;

          (c) Respond to two-digit date input in a way that resolves any ambiguity as to century in a disclosed defined and predetermined manner; and

          (d) Store and provide output of date information in ways that are unambiguous as to century.

     Notwithstanding any remaining steps to be taken to address the Year 2000 issues identified on Schedule 5.24, the Company in good faith believes that its software programs, systems and applications will be capable of performing the tasks identified in clauses (a) through (d) above.

     5.25 Payments Under Leases. Except as to the arrangements for deferrals of rent set forth on Schedule 5.25, the Company is not in material default under any lease of real property and has paid all rent due under leases to which the Company is a party (the "Company Leases").

     5.26 Disclosure. Neither this Agreement nor any other document, certificate or instrument delivered to you by or on behalf of the Company in connection with the transactions contemplated by this Agreement contains (in each case, as of its date) any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained in this Agreement and in such other documents, certificates or instruments not misleading. There is no fact (other than matters of a general economic or political nature which do not affect the Company uniquely) known to the Company which could result in a Material Adverse Effect (or in the future may result in a Material Adverse Effect) which has not been set forth in this Agreement or in the other documents, certificates and instruments delivered to you by or on behalf of the Company specifically for use in connection with the transactions contemplated by this Agreement.

6. Purchaser Representations.

     6.1 Purchase Intent. You represent that you are purchasing the Securities hereunder for your own account, not with a view to the distribution thereof or with any present intention of distributing or selling any of such Securities except in compliance with the Securities Act and any applicable state securities laws, provided that the disposition of your property shall at all times be within your control.

     6.2 Status of Purchaser. You represent that you are an "accredited investor" within the meaning of Rule 501 of the Securities Act, with such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of a prospective investment in the Securities and that you are capable of bearing the economic risks of such investment. You understand that no public market now exists for the Securities and there can be no assurance that a public market will ever exist for such securities. You represent that you have had an opportunity to discuss the Company's business, management and financial affairs with the Company's management and an opportunity to review the Company's facilities.

     6.3 Source of Funds. You represent that all or a portion of the funds to be used by you to pay the purchase price of the Securities consists of funds which do not constitute assets of any employee benefit plan and the remaining portion, if any, of such funds consists of funds which may be deemed to constitute assets of one or more specific employee benefit plans, complete and accurate information as to the identity of each of which you have delivered to the Company. As used in this Section 6.3, the terms "employee benefit plan" and "government plan" shall have the respective meanings assigned to such terms in
Section 3 of ERISA.

7. Prepayment and Defeasance of A Notes.

     7.1 Optional Prepayments of A Notes and B Notes.

          (a) General. Unless an Event of Default shall have occurred and be continuing, the Company may, at its option, upon notice as provided in Section 7.1(c), prepay at any time, or from time to time, all or any part (in an amount of at least $1,000,000 in the aggregate or an integral multiple of $1,000 in excess thereof) of, the A Notes and/or the B Notes at the principal amount so prepaid.

          (b) Allocation of Partial Prepayments. In the case of each partial prepayment paid or to be prepaid pursuant to this Section 7.1, the principal amount of the tranche(s) of Notes selected to be prepaid shall be allocated pro rata among all of the Notes of such series at the time outstanding in proportion, as nearly as practicable, to the respective unpaid principal amounts thereof not theretofore called for prepayment, with adjustments, to the extent practicable, to compensate for any prior prepayments not made exactly in such proportion.

          (c) Notice. The Company will give each holder of any A Notes and/or B Notes, as applicable, written notice of each optional prepayment under this
Section 7.1 not less than thirty (30) days and not more than sixty (60) days prior to the date fixed for such prepayment, in each case specifying such date, the aggregate principal amount of the Notes to be prepaid, the principal amount of each Note held by such holder to be prepaid. Such notice shall be accompanied by an Officers' Certificate certifying that the conditions of this Section 7 have been fulfilled and specifying the particulars of such fulfillment.

          (d) Maturity, Surrender, etc. In the case of each prepayment pursuant to this Section 7.1, the principal amount of each Note to be prepaid shall mature and become due and payable on the date fixed for such prepayment, together with interest on such principal amount accrued to such date and the applicable premium, if any. From and after such date, unless the Company shall fail to pay such principal amount when so due and payable, together with the interest and premium, if any, as aforesaid, interest on such principal amount shall cease to accrue. Any Note paid or prepaid in full shall be surrendered to the Company and canceled and shall not be reissued, and no Note shall be issued in lieu of any prepaid principal amount of any Note.

     7.2 Defeasance of C Notes and D Notes

          (a) General. Unless an Event of Default shall have occurred and be continuing, the Company may, at its option, at any time, elect to have either
Section 7.2(b) or 7.2(c) hereof be applied to all outstanding C Notes and/or D Notes upon compliance with the conditions set forth below in this Section 7.2. In the event the Company exercises its option under this Section 7.2, a majority in interest of the holders of the C Notes and/or D Notes (based upon the principal amount of the outstanding C Notes and/or D Notes, subject to Section 14.4), as applicable, shall select a trustee which is independent of the holders and the Company to administer the trust to be established for the benefit of the noteholders described below, which trustee shall be reasonably acceptable to the Company (the "Trustee"). In the event of a defeasance hereunder with respect to the C Notes and/or the D Notes, the Trustee shall maintain separate accounts for the funds deposited with respect to the two tranches of notes and the Trustee's other accounts and shall not commingle said funds.

          (b) Legal Defeasance and Discharge. Upon the Company's exercise under
Section 7.2(a) hereof of the option applicable to this Section 7.2(b), the Company shall, subject to the satisfaction of the conditions set forth in
Section 7.2(d) hereof, be deemed to have been discharged from its obligations with respect to all outstanding C Notes and/or D Notes on the date the conditions set forth below are satisfied ("Legal Defeasance"). For this purpose, Legal Defeasance means that the Company shall be deemed to have paid and discharged the entire Debt represented by the outstanding C Notes and/or D Notes, as applicable, which shall thereafter be deemed to be "outstanding" only for the purposes of 7.2(e) hereof and the other Sections of this Indenture referred to in (i) and (ii) below, and to have satisfied all its other obligations under such Notes and this Agreement, except for the following provisions which shall survive until otherwise terminated or discharged hereunder:

               (i) the rights of holders of outstanding Notes to receive solely from the trust fund described in Section 7.2(d) hereof, and as more fully set forth in such Section, payments in respect of the principal of, premium, if any, and interest on such Notes when such payments are due,

               (ii) the Company's obligations with respect to such Notes under
Section 14 hereof, and

               (iii) this Section 7.2.

Subject to compliance with this Section 7.2, the Company may exercise its option under this Section 7.2(b) notwithstanding the prior exercise of its option under
Section 7.2(c) hereof.

          (c) Covenant Defeasance. Upon the Company's exercise under Section 7.2(a) hereof of the option applicable to this Section 7.2(c), the Company shall, subject to the satisfaction of the conditions set forth in Section 7.2(d) hereof, be released from its obligations under the covenants contained in
Section 7.3 and Section 9 (other than Sections 9.1 and the first sentence of Section 9.10) hereof with respect to the outstanding C Notes and/or D Notes being defeased on and after the date the conditions set forth in Section 7.2(d) are satisfied ("Covenant Defeasance"), and such Notes shall thereafter be deemed not "outstanding" for the purposes of any direction, waiver, consent or declaration or act of holders of the Notes (and the consequences of any thereof) in connection with such covenants, but shall continue to be deemed "outstanding" for all other purposes hereunder (it being understood that such Notes shall not be deemed outstanding for accounting purposes). For this purpose, Covenant Defeasance means that, with respect to the outstanding C Notes and/or D Notes being defeased, the Company may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply shall not constitute an Event of Default under Section 10 hereof, but, except as specified above, this Agreement and the C Notes and/or D Notes being defeased shall be unaffected thereby. In addition, upon the Company's exercise under
Section 7.2(a) hereof of the option applicable to this Section 7.2(c) hereof, subject to the satisfaction of the conditions set forth in Section 7.2(d) hereof, Sections 10(c) through (h) and Section 10(k) through (l) hereof shall not constitute Events of Default, and, promptly following the period ending on the 91st day after the date of the deposit in respect of the Covenant Defeasance you, and the Other Purchasers shall cause all Liens which secure the C Notes and/or D Notes, as applicable, to be released.

          (d) Conditions to Legal or Covenant Defeasance. The following shall be the conditions to the application of either Section 7.2(b) or 7.2(c) hereof to the outstanding C Notes and/or D Notes being defeased:

     In order to exercise either Legal Defeasance or Covenant Defeasance:

               (i) the Company must irrevocably deposit with the Trustee, in trust, for the benefit of the holders C Notes and/or D Notes being defeased, cash in United States dollars, non-callable

Government Securities, or a combination thereof, free and clear of any and all Liens, claims or interests, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of, premium, if any, and interest on the outstanding C Notes and/or D Notes being defeased on the stated date for payment thereof;

               (ii) in the case of an election under Section 7.2(b) hereof, the Company shall have delivered to the Trustee an opinion of counsel reasonably acceptable to the Trustee confirming that (i) the Company has received from, or there has been published by, the Internal Revenue Service a ruling or (ii) since the date of this Agreement, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such opinion of counsel shall confirm that, the holders of the outstanding C Notes and/or D Notes being defeased will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

               (iii) in the case of an election under Section 7.2(c) hereof, the Company shall have delivered to the Trustee an opinion of counsel reasonably acceptable to the Trustee confirming that the holders of the outstanding C Notes and/or D Notes being defeased will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

               (iv) no Event of Default shall have occurred and be continuing on the date of such deposit after giving effect thereto (other than an Event of Default resulting from the incurrence of Debt all or a portion of the proceeds of which will be used to defease the C Notes and/or D Notes, as applicable, pursuant to this Section 7.2 concurrently with such incurrence) or in the case of a Legal Defeasance insofar as Sections 10(i) or (j) hereof is concerned, at any time in the period ending on the 91st day after the date of deposit;

               (v) such Legal Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute a default under, any material agreement or instrument to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound;

               (vi) the Company shall have delivered to the Trustee an opinion of counsel (which may be subject to customary exceptions) and an Officers' Certificate to the effect that on the 91st day following the deposit, the trust funds will not be subject to recapture or avoidance of a preference under any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally;

               (vii) the Company shall have delivered to the Trustee an Officers' Certificate stating that the deposit was not made by the Company with the intent of preferring the holders of the C Notes and/or D Notes being defeased over any other creditors of the Company or with the intent of defeating, hindering, delaying or defrauding any other creditors of the Company; and

               (viii) the Company shall have delivered to the Trustee an Officers' Certificate and an opinion of counsel, each stating that all conditions precedent provided for or relating to the Legal Defeasance or the Covenant Defeasance have been complied with.

          (e) Deposited Money and Government Securities to be Held in Trust; Other Miscellaneous Provisions. Subject to Section 7.2(f) hereof, all money and non-callable Government Securities (including the proceeds thereof) deposited with the Trustee pursuant to Section 7.2(d) hereof in respect of the outstanding C Notes and/or D Notes being defeased shall be held in trust and applied by the Trustee, in accordance with the provisions of such Notes and this Agreement, to the payment to the holders of such Notes of all sums due and to become due thereon in respect of principal, premium, if any, and interest, but such money need not be segregated from other funds except to the extent required by law.

     The Company shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the cash or non-callable Government Securities deposited pursuant to Section 7.2(d) hereof or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the holders of the outstanding C Notes and/or D Notes being defeased.

     Anything in this Section 7.2 to the contrary notwithstanding, the Trustee shall deliver or pay to the Company from time to time upon the request of the Company any money or non-callable Government Securities held by it as provided in Section 7.2(d) hereof which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, are in excess of the amount thereof that would then be required to be deposited to effect an equivalent Legal Defeasance or Covenant Defeasance.

          (f) Repayment to Company. Any money deposited with the Trustee in trust for the payment of the principal of, premium, if any, or interest on any Note and remaining unclaimed for two (2) years after such principal, and premium, if any, or interest has become due and payable shall be paid to the Company on its request or (if then held by the Company) shall be discharged from such trust; and the holder of such Note shall thereafter look only to the Company for payment thereof, and all liability of the Trustee with respect to such trust money, and all liability of the Company as trustee thereof, shall thereupon cease; provided, however, that the Trustee, before being required to make any such repayment, may at the expense of the Company cause to be published once, in the New York Times and The Wall Street Journal (national edition), notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than thirty (30) days from the date of such notification or publication, any unclaimed balance of such money then remaining will be repaid to the Company.

          (g) Reinstatement. If the Trustee is unable to apply any United States dollars or non-callable Government Securities in accordance with Sections 7.2(b) or 7.2(c) hereof, as the case may be, by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Company's obligations under this Agreement and the C Notes and/or D Notes intended to be defeased shall be revived and reinstated as though no deposit had occurred pursuant to Sections 7.2(b) or 7.2(c) hereof until such time as the Trustee is permitted to apply all such money in accordance with Sections 7.2(b) or 7.2(c) hereof, as the case may be; provided, however, that, if the Company makes any payment of principal of, premium, if any, or interest on any C Note and/or D Note intended to be defeased following the reinstatement of its obligations, the Company shall be subrogated to the rights of the holders of such Notes to receive such payment from the money held by the Trustee.

          (h) Notice. The Company will give each holder of C Notes and/or D Notes, as applicable, written notice of each optional defeasance under this
Section 7.2 not less than thirty (30) days and not more than sixty (60) days prior to the date fixed for such defeasance.

     7.3 Contingent Prepayments Upon Change of Control. In the event of the occurrence of a Change of Control, the Company shall give prompt written notice thereof to each holder of the Notes, by facsimile transmission or registered mail (and shall confirm such notice by prompt telephonic advice to an investment officer of each such holder), which notice shall contain a written, irrevocable offer by the Company to prepay, on a date specified in such notice (which date shall be not less than thirty (30) days and not more than sixty (60) days after the date of such notice), the Notes held by such holder in full (and not in part).

          Upon the acceptance of such offer by such holder mailed to the Company at least ten (10) days prior to the date of prepayment specified in the Company's offer, such prepayment shall be made at the principal amount of the Notes so prepaid, plus a premium equal to 1.0% of the principal amount of the Notes so prepaid.

          Any offer by the Company to prepay the Notes pursuant to this Section
7.3 shall be accompanied by an Officers' Certificate certifying that the conditions of this Section 7.3 have been fulfilled and specifying the particulars of such fulfillment. If the holder of any Note shall accept such offer, the principal amount of such Note shall become due and payable on the date specified in such offer. In the event that there shall have been a prepayment of any Note under this Section 7.3, the Company shall promptly give notice to the holders of all of the Notes, accompanied by an Officers' Certificate setting forth the principal amount of each of the Notes that was prepaid.

     7.4 Acquisition of Notes. The Company will not, and will not permit any Subsidiary or Affiliate to, purchase, redeem or otherwise acquire, directly or indirectly, any Note except upon the payment, prepayment or defeasance thereof in accordance with the terms of this Section 7 and such Note or pursuant to a purchase offer made pro rata to all of the holders of the Notes.

     7.5 No Fraudulent Conveyance. The Company may not make any prepayment or defeasance under this Section 7 unless the Company's capital and financial resources shall be sufficient to effect such prepayment. The Company further agrees that any such prepayment or defeasance may not (a) diminish the Company's capital and financial resources to an unreasonable level, (b) hinder, delay or defraud creditors of the Company or (c) otherwise amount to a "fraudulent conveyance" as such term is defined in the Uniform Fraudulent Conveyance Act or similar statute or act. At the written request of any holder of any Note being prepaid or defeased, the Company agrees to provide an Officers' Certificate to such holder to the effect of the foregoing in this Section 7.5.

8. Inspection; Confidentiality

     8.1 Inspection. The Company will permit any authorized representatives designated by you, so long as you or your nominee shall be the holder of any Securities, or by any other holder of at least $500,000 of the original principal amount of any tranche of the Notes, to visit and inspect any of the properties of the Company or any of its Subsidiaries, including its and their books of account, and to make copies and take extracts therefrom, and to discuss its and their affairs, finances and accounts with its and their officers and independent public accountants, all at such reasonable times and as often as may be reasonably requested.

     8.2 Confidentiality. You agree that you will not disclose without the prior consent of the Company (other than to your employees, officers, directors, advisors, auditors or counsel or to another holder of the Securities) any information with respect to the Company or any Subsidiary which is furnished pursuant to this Section 8 or Section 9 and which is designated by the Company to you in writing as confidential, provided that you may disclose any such information (a) as has become generally available to the public, (b) as may be required in any report, statement or testimony submitted to any municipal, state or federal regulatory body having or claiming to have jurisdiction over you or to the National Association of Insurance Commissioners or similar organizations or their successors, (c) as may be required in response to any summons or subpoena or in connection with any litigation, (d) in order to comply with any law, order, regulation or ruling applicable to you or (e) to any prospective transferee in connection with any contemplated transfer of any of the Notes by you who has, prior to your disclosure of information to such transferee, agreed to be bound by the terms of this Section 8.2 as if such transferee were a party to this Agreement.

9. Covenants. The Company covenants that from the date of this Agreement through the Closing and thereafter so long as any of the Notes are outstanding:

     9.1 Reporting Requirements. The Company will maintain, and will cause each of its Subsidiaries to maintain, a system of accounting established and administered in accordance with GAAP, and will accrue, and will cause each of its Subsidiaries to accrue, all such liabilities as shall be required by GAAP. The Company will deliver (in duplicate) to you, so long as you or your nominee shall be the holder of any Securities, and to each other holder of any
Securities:

          (a) Weekly Sales Reports. On each Monday, the Company shall provide unaudited reports of sales for the week ending on the immediately prior Saturday for the current year week, the prior year week and the percentage of comparable store sales in the current year week compared to the prior year week.

          (b) Monthly Financial Reports. As soon as practicable, and in any event within thirty (30) days after the end of each month (except that such period shall be forty (40) days following any fiscal quarter), interim unaudited consolidated and consolidating financial statements of the Company and its Subsidiaries, for the Company and its consolidated Subsidiaries, including a balance sheet, income statements and statements of cash flow, for the month- and year-to-date period then ended, prepared in accordance with GAAP (subject to the absence of footnotes and year end adjustments allowed by GAAP) and certified by the chief financial officer of the Company, together with a comparison of such financial statements to budget and the financial statements for the prior year, together with a narrative management discussion and analysis of such financial results;

          (c) Annual Financial Reports. As soon as available, and in any event within ninety (90) days after the end of each subsequent fiscal year, audited consolidated annual financial statements of the Company and its consolidated Subsidiaries, including consolidated balance sheets, consolidated income statements and consolidated statements of cash flow for the fiscal year then ended, prepared in accordance with GAAP, in comparative form and accompanied by the unqualified opinion of a nationally recognized firm of independent certified public accountants retained by the Company and its Subsidiaries;

          (d) Compliance Certificate. Together with each delivery of financial statements pursuant to subdivisions (b) and (c) of this Section 9.1, an Officers' Certificate (i) stating that the signers have reviewed the terms of this Agreement and have made, or caused to be made under their supervision, a review in reasonable detail of the transactions and condition of the Company and its Subsidiaries during the accounting period covered by such financial statements and that such review has not disclosed the existence during or at the end of such accounting period, and that the signers do not have knowledge of the existence as at the date of the Officers' Certificate, of any condition or event which constitutes an Event of Default or Potential Event of Default, or, if any such condition or event existed or exists, specifying the nature and period of existence thereof and what action the Company has taken or is taking or proposes to take with respect thereto, and (ii) demonstrating in reasonable detail compliance during and at the end of such accounting period with the restrictions contained in Sections 9.2, 9.3 and 9.4;

          (e) SEC Reports. If applicable, simultaneously with the sending or filing thereof, as the case may be, copies of any definitive proxy statements, financial statements or reports which the Company sends to its shareholders and copies of any regular periodic and special reports or registration statements which the Company files with the Securities and Exchange Commission (or any Governmental Authority substituted therefor), including, but not limited to, all Form 10-K and Form 10-Q reports, if any, or any report or registration statement which the Company files with any national securities exchange;

          (f) Accountants' Reports. Promptly upon receipt thereof, copies of all final reports submitted to the Company by independent public accountants in connection with each annual, interim or special audit of the books of the Company or any Subsidiary made by such accountants, including, without limitation, the comment letter submitted by such accountants to management in connection with their annual audit;

          (g) Notice of Event of Default. Within two (2) business days following any principal officer of the Company or any other officer of the Company involved in its financial administration obtaining knowledge of any condition or event which constitutes an Event of Default or Potential Event of Default, or that the holder of any Note has given any notice or taken any other action with respect to a claimed Event of Default or Potential Event of Default under this Agreement or that any Person has given any notice to the Company or any Subsidiary or taken any other action with respect to a claimed default or event or condition of the type referred to in Section 10(f), an Officers' Certificate describing the same and the period of existence thereof and what action the Company has taken, is taking and proposes to take with respect thereto;

          (h) Other Notices. Within two (2) business days following any principal officer of the Company or any other officer of the Company involved in its financial administration obtaining knowledge of the occurrence of any (i) "reportable event," as such term is defined in Section 4043 of ERISA, or (ii) non-exempt "prohibited transaction," as such term is defined in Section 4975 of the Code, in connection with any Plan or any trust created thereunder, a written notice specifying the nature thereof, what action the Company has taken, is taking and proposes to take with respect thereto, and, when known, any action taken or threatened by the Internal Revenue Service or the PBGC with respect thereto, provided that, with respect to the occurrence of any "reportable event" as to which the PBGC has waived the thirty-day reporting requirement, such written notice need be given only at the time notice is given to the PBGC; and

          (i) Other Reports and Information. With reasonable promptness, such other financial reports and information and data with respect to the Company or any of its Subsidiaries as from time to time may be reasonably requested.

     9.2 Debt. The Company will not, and will not permit any Subsidiary to, directly or indirectly, create, incur, assume, guarantee, or otherwise become or remain directly or indirectly liable with respect to, any Debt, except that the Company and any Subsidiary may become and remain liable with respect to Debt if, on the date the Company or such Subsidiary becomes liable with respect to such Debt and immediately after giving effect thereto and to the concurrent retirement of any other Debt, the Company would be in compliance with all of the terms of Section 9.3 as if compliance with the terms of Section 9.3 were determined as of such date.

     For the purposes of this Section 9.2, any Person becoming a Subsidiary after the date of this Agreement shall be deemed to have incurred all of its then outstanding Debt at the time it becomes a Subsidiary, and any Person extending, renewing or refunding any Debt shall be deemed to have incurred such Debt at the time of such extension, renewal or refunding.

     9.3 Financial Covenants.

          (a) Limitation on Net Debt. The Company will not have outstanding Net Debt in excess of (i) $47,000,000 for the time period commencing on the Closing Date through October 31, 1999, (ii) $35,000,000 for the time period commencing November 1, 1999 through December 31, 1999 or (iii) $20,000,000 at any time thereafter.

          (b) Limitation on Senior Secured Funded Debt. The Company will not permit the ratio of (i) Senior Secured Funded Debt as of each date listed in the table below, to (ii) Consolidated EBITDA for the period of four consecutive fiscal quarters of the Company ending on such date, to be greater than the ratio set forth opposite such date in the table below:

     Quarter End Date                                   Ratio
     ----------------                                   -----
     September 30, 1999                              10.0 to 1.0
     December 31, 1999                               1.80 to 1.0
     March 31, 2000                                  1.80 to 1.0
     June 30, 2000                                   1.80 to 1.0
     September 30, 2000                              2.80 to 1.0
     December 31, 2000                               1.80 to 1.0
     March 31, 2001                                  1.80 to 1.0
     June 30, 2001                                   1.80 to 1.0
     September 30, 2001                              2.80 to 1.0
     December 31, 2001                               1.80 to 1.0
     March 31, 2002                                  1.80 to 1.0
     and thereafter.

          (c) Limitation on Funded Debt. The Company will not permit the ratio of (i) Funded Debt as of each date listed in the table below, to (ii) Consolidated EBITDA for the period of four consecutive fiscal quarters of the Company ending on such date, to be greater than the ratio set forth opposite such date in the table below:

     Quarter End Date                                   Ratio
     ----------------                                   -----
     September 30, 1999                              11.00 to 1.0
     December 31, 1999                               1.80 to 1.0
     March 31, 2000                                  1.80 to 1.0
     June 30, 2000                                   1.80 to 1.0
     September 30, 2000                              2.80 to 1.0
     December 31, 2000                               1.80 to 1.0
     March 31, 2001                                  1.80 to 1.0
     June 30, 2001                                   1.80 to 1.0
     September 30, 2001                              2.80 to 1.0
     December 31, 2001                               1.80 to 1.0
     March 31, 2002                                  1.80 to 1.0
     June 30, 2002                                   1.80 to 1.0
     September 30, 2002                              2.80 to 1.0
     December 31, 2002                               1.80 to 1.0
     March 31, 2003                                  1.80 to 1.0


                                       22



     June 30, 2003                                   1.80 to 1.0
     and thereafter.

          (d) Minimum Interest Coverage. The Company will not permit the ratio of (i) Consolidated EBITDA for the period of four consecutive fiscal quarters of the Company ending on each date listed in the table below, to (ii) Interest Expense for such period, to be less than the ratio set forth opposite such date in the table below:

     Quarter End Date                                   Ratio
     ----------------                                   -----
     September 30, 1999                              1.70 to 1.0
     December 31, 1999                               2.75 to 1.0
     March 31, 2000                                  3.00 to 1.0
     June 30, 2000                                   3.50 to 1.0
     September 30, 2000                              3.50 to 1.0
     December 31, 2000                               3.50 to 1.0
     March 31, 2001                                  3.50 to 1.0
     June 30, 2001                                   3.50 to 1.0
     September 30, 2001                              3.50 to 1.0
     and thereafter.

          (e) Limitation on Capital Expenditures. The Company will not make or commit to make any Capital Expenditure if the amount thereof, taken together with all other Capital Expenditures made by the Company during the then fiscal year, would exceed $10,000,000 without obtaining the prior written consent of a Supermajority in Interest of the Notes, provided that:

               (i) for the remainder of the 1999 calendar year, the Company may not make Capital Expenditures in respect of any newly opened, acquired or relocated stores, provided that the Company may open one (1) store in Novato, California if it closes its existing store in Whiterock, Texas during calendar year 1999;

               (ii) in the 2000 calendar year, the Company may not make Capital Expenditures in respect of any newly opened, acquired or relocated stores in excess of $1,000,000;

               (iii) in the 2001 calendar year and thereafter, the Company may not, on an annual basis, make Capital Expenditures in respect of any newly opened, acquired or relocated stores in excess of (A) $1,000,000 plus (B) up to $3,000,000 in proceeds (after fees, expenses and capital gains taxes but excluding the book value of inventory sold) from the sale or disposition of existing stores of the Company during the applicable year.

          (f) Capital Leases. The Company's obligations under Capital Leases for any calendar year shall not exceed $1,000,000.

          (g) Minimum EBITDA. The Company's Consolidated EBITDA shall be no less than $21,500,000 in calendar year 1999 and $31,500,000 in calendar year 2000.

     9.4 Liens, etc. The Company will not, and will not permit any Subsidiary to, directly or indirectly create, incur, assume or permit to exist any Lien on or with respect to any property or asset (including any document or instrument in respect of goods or accounts receivable) of the Company or any Subsidiary, whether now owned or held or hereafter acquired, or any income or profits therefrom, except:

          (a) Liens for taxes, assessments or other governmental charges the payment of which is not at the time required by Section 9.11;

          (b) statutory Liens of landlords and Liens of carriers, warehousemen, mechanics and materialmen incurred in the ordinary course of business for sums not yet due or the payment of which is not at the time required by Section 9.11;

          (c) Liens (other than any Lien imposed by ERISA or the Code in connection with a Plan) incurred or deposits made (i) in connection with workers' compensation, unemployment insurance and other types of social security, or (ii) to secure (or to obtain letters of credit that secure) the performance of tenders, statutory obligations, surety and appeal bonds, bids, leases, performance bonds, purchase, construction or sales contracts and other similar obligations, in each case not incurred or made in connection with the borrowing of money, the obtaining of advances or credit or the payment of the deferred purchase price of property;

          (d) any attachment or judgment Lien, unless the judgment it secures shall not, within sixty (60) days after the entry thereof, have been discharged or execution thereof stayed pending appeal, or shall not have been discharged within sixty (60) days after the expiration of any such stay;

          (e) leases or subleases granted to others, easements, rights-of-way, restrictions and other similar charges or encumbrances, in each case incidental to, and not interfering with, the ordinary conduct of the business of the Company or any Subsidiary; and

          (f) Liens incurred to secure the Debt (other than subordinated Debt) of the Company outstanding in compliance with Section 9.2.

For the purposes of this Section 9.4, any Person becoming a Subsidiary after the date of this Agreement shall be deemed to have incurred all of its then outstanding Liens at the time it becomes a Subsidiary, and any Person extending, renewing or refunding any Debt secured by any Lien shall be deemed to have incurred such Lien at the time of such extension, renewal or refunding.

     9.5 Investments, Guaranties, etc. The Company will not, and will not permit any Subsidiary to, directly or indirectly make or own any Investment in any Person, or create or become or be liable with respect to any Guaranty, except:

          (a) the Company and its Subsidiaries may make and own Investments in

               (i) marketable direct obligations issued or unconditionally guaranteed by the United States of America or issued by any agency thereof maturing within one year from the date of acquisition thereof,

               (ii) marketable direct obligations issued by any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof maturing within one year from the date of acquisition thereof and having as at any date of determination the highest rating obtainable from either Standard & Poor's Corporation or Moody's Investors Service, Inc.,

               (iii) commercial paper maturing no more than 270 days from the date of creation thereof and having as at any date of determination the highest rating obtainable from either Standard & Poor's Corporation or Moody's Investors Service, Inc.,

               (iv) certificates of deposit maturing within one year from the date of acquisition thereof issued by commercial banks incorporated under the laws of the United States of America or any state thereof or the District of Columbia, each having as at any date of determination combined capital and surplus of not less than $300,000,000 ("Permitted Banks") or a foreign branch thereof,

               (v) bankers' acceptances eligible for rediscount under requirements of The Board of Governors of the Federal Reserve System and accepted by Permitted Banks,

               (vi) obligations of the type described in clauses (i) through
(iv) above purchased from a securities dealer designated as a "primary dealer" by the Federal Reserve Bank of New York or a Permitted Bank as counterparty pursuant to a repurchase agreement obligating such counterparty to repurchase such obligations not later than fourteen (14) days after the purchase thereof and which provides that the obligations which are the subject thereof are held for the benefit of the Company and its Subsidiaries by a custodian which is a Permitted Bank and which is not the counterparty to the repurchase agreement in question, and

               (vii) the securities of any investment company registered under the Investment Company Act of 1940 which is a "money market fund" within the meaning of regulations of the Securities and Exchange Commission, or an interest in a pooled fund maintained by a Permitted Bank having comparable investment restrictions;

          (b) the Company and its Wholly-Owned Subsidiaries may make and own Investments in any Wholly-Owned Subsidiary or any Person which simultaneously therewith becomes a Wholly-Owned Subsidiary, if such Wholly-Owned Subsidiary or such Person is a corporation organized under the laws of the United States or any state thereof or the District of Columbia or Canada or Mexico and substantially all of whose assets are located and substantially all of whose business is conducted within the United States;

          (c) the Company's Subsidiaries may become and remain liable with respect to Guaranties of the Notes set forth in the Guaranty Agreement; and

          (d) the Company's Subsidiaries may become and remain liable with respect to Guaranties of the obligations of the Company under the Credit Agreement.

Notwithstanding the foregoing, no Guaranty (other than those guaranties described in clauses (c) and (d) above) shall be permitted by this Section 9.5 unless either the maximum dollar amount of the obligation being guaranteed is readily ascertainable by the terms of such obligation or the agreement or instrument evidencing such Guaranty specifically limits the dollar amount of the maximum exposure of the guarantor thereunder.

     9.6 Restricted Payments. The Company will not, and will not permit any Subsidiary to, directly or indirectly declare, order, pay, make or set apart any sum or property for any Restricted Payment.

     9.7 Transactions with Affiliates. The Company will not, and will not permit any Subsidiary to, directly or indirectly, engage in any transaction (or series of related transactions) material to the Company or any of its Subsidiaries (including, without limitation, the purchase, sale or exchange of assets or the rendering of any service) with any Affiliate of the Company, except upon fair and reasonable terms that are no less favorable to the Company or such Subsidiary, as the case may be, than those which might be obtained, in the good faith judgment of the Company, in an arm's length transaction at the time from Persons which are not such an Affiliate.

     9.8 Consolidation, Merger, Sale of Assets, etc. The Company will not, and will not permit any Subsidiary to, directly or indirectly,

          (a) acquire any Person or all or substantially all of the assets of any Person whether by purchase, consolidation, merger or otherwise, or consolidate with or merge into any other Person or permit any other Person to consolidate with or merge into the Company, except that if no Event of Default shall have occurred and be continuing:

               (i) any Subsidiary may consolidate with or merge into the Company or a Wholly-Owned Subsidiary if the Company or such Wholly-Owned Subsidiary, as the case may be, shall be the surviving corporation and if, immediately after giving effect to such transaction, no condition or event shall exist which constitutes an Event of Default or Potential Event of Default;

               (ii) any corporation (other than a Subsidiary) may consolidate with or merge into the Company if the Company shall be the surviving corporation and if, immediately after giving effect to such transaction, (x) no condition or event shall exist which constitutes an Event of Default or Potential Event of Default, (y) substantially all of the assets of the Company shall be located and substantially all of its business shall be conducted within the United States, and (z) the Company could incur at least $1.00 of additional Debt in compliance with Section 9.2;

               (iii) any corporation may consolidate with or merge into any Subsidiary, or any Subsidiary may consolidate with or merge into another corporation, if the surviving corporation shall be a Wholly-Owned Subsidiary following the consolidation or merger, and if, immediately after giving effect to the transaction, (x) no condition or event shall exist which constitutes an Event of Default or Potential Event of Default, (y) substantially all of the assets of such Wholly Owned Subsidiary shall be located and substantially all of its business shall be conducted within the United States, and (z) the Company could incur at least $1.00 of additional Debt in compliance with Section 9.2; and

               (iv) the Company may consolidate with or merge into any other corporation if (x) the surviving corporation is a corporation organized and existing under the laws of the United States of America or a state thereof, with substantially all of its assets located and substantially all of its business conducted within the United States, (y) such corporation expressly assumes, by an agreement satisfactory in substance and form to the holders of a Supermajority in Interest of the Notes (which agreement may require the delivery in connection with such assumption of such opinions of counsel as such holders may reasonably require), the obligations of the Company under this Agreement and under the Notes, (z) immediately after giving effect to such transaction (and such assumption) (A) such corporation shall not be liable with respect to any Debt or allow its property to be subject to any Lien which it could not become liable with respect to or allow its property to become subject to under this Agreement on the date of such transaction, (B) such corporation could incur at least $1.00 of additional Debt in compliance with Section 9.2 and (C) no condition or event shall exist which constitutes an Event of Default or a Potential Event of Default; and

               (v) with the prior written consent of a Supermajority in Interest of the Notes, the Company or any Subsidiary of the Company may acquire any Person or all or substantially all of the assets of any Person whether by purchase, consolidation, merger or otherwise; or

          (b) sell, lease, abandon or otherwise dispose of all or substantially all its assets, except that:

               (i) any Subsidiary may sell, lease or otherwise dispose of all or substantially all its assets to the Company or a Wholly-Owned Subsidiary;

               (ii) the Company may sell, lease or otherwise dispose of all or substantially all its assets to any corporation into which the Company could be consolidated or merged in compliance with subdivision (a)(iv) of this Section 9.8, provided that (x) each of the conditions set forth in such subdivision
(a)(iv) shall have been fulfilled, and (y) no such disposition shall relieve the Company from its obligations under this Agreement or the Notes; or

          (c) sell, lease, abandon or otherwise dispose of any of its assets (except in a transaction permitted by subdivision (b) or (d) of this Section 9.8), except that (i) the Company and its Subsidiaries may sell their inventory in the ordinary course of business, (ii) the Company and its Subsidiaries may dispose of obsolete equipment in the ordinary course of business and (iii) the Company may sell up to twenty (20) stores (including the seventeen (17) stores currently under contract or negotiation) as more particularly described on
Schedule 9.8 hereto, and the holders of the Notes shall release without payment any Lien securing the Notes against such stores at the time of any such sale; or

          (d) enter into, or permit any of its Subsidiaries to enter into, any sale and leaseback transaction; provided that the Company may enter into a sale and leaseback transaction if (i) the Company could have (a) incurred Debt pursuant to Section 9.2 in an amount equal to the capitalized amount in respect of such transaction that would appear on the balance sheet of the Company in accordance with GAAP relating to such sale and leaseback transaction and (b) incurred a Lien to secure such Debt pursuant to the provisions of Section 9.4 hereof, and (ii) the gross cash proceeds of such sale and leaseback transaction are at least equal to the fair market value (as determined in good faith by the Board of Directors and set forth in an Officers' Certificate delivered to the holders of the Notes) of the property that is the subject of such sale and leaseback transaction.

     9.9 Subsidiary Stock and Indebtedness. Except for the pledge of shares of stock of any Subsidiary of the Company pursuant to the Credit Agreement, the Company will not, and will not permit any Subsidiary to:

          (a) directly or indirectly sell, assign, pledge or otherwise dispose of any shares of stock of (or warrants, rights or options to acquire stock of) any Subsidiary except to a Wholly-Owned Subsidiary or a corporation that becomes a Wholly-Owned Subsidiary upon consummation of the transaction, or as directors' qualifying shares if required by applicable law;

          (b) permit any Subsidiary directly or indirectly to sell, assign, pledge or otherwise dispose of any shares of stock of (or warrants, rights or options to acquire stock of) any other Subsidiary, except to the Company or a Wholly-Owned Subsidiary or as directors' qualifying shares if required by applicable law;

          (c) permit any Subsidiary to have outstanding any shares of Preferred Stock other than shares of Preferred Stock which are owned by the Company or a Wholly-Owned Subsidiary; or

          (d) permit any Subsidiary directly or indirectly to issue or sell (including, without limitation, in connection with a merger or consolidation of a Subsidiary otherwise permitted-by Section 9.8(a)) any shares of its stock (or warrants, rights or options to acquire its stock) except to the Company, a Wholly-Owned Subsidiary or a corporation that becomes a Wholly-Owned Subsidiary upon consummation of the transaction, or as directors' qualifying shares if required by applicable law.

     9.10 Corporate Existence, Business and Franchise Relations. The Company will at all times preserve and keep in full force and effect its corporate existence, and rights and franchises deemed material to its business (including, without limitation, the operations of the Company's franchisees), and those of each of its Subsidiaries, except as otherwise specifically permitted by Section
9.8 and except that the corporate existence of any Subsidiary may be terminated if, in the good faith judgment of the Board, such termination is in the best interest of the Company and is not disadvantageous to the holders of the Notes. The Company will not, and will not permit any Subsidiary to, engage in any business other than the business of (a) selling party goods and supplies and rendering related services and (b) conducting its franchise operations for the purposes described in the foregoing clause (a). The Company shall use commercially reasonable efforts to maintain good business relationships with its franchisees. Without limiting the generality of the foregoing, the Company shall at all times conduct itself in a manner consistent with the terms of its franchise agreements.

     9.11 Payment of Taxes and Claims. The Company will, and will cause each Subsidiary to, pay all material taxes, assessments and other governmental charges imposed upon it or any of its properties or assets or in respect of any of its franchises, business, income or profits before any penalty or interest accrues thereon, and all claims (including, without limitation, claims for labor, services, materials and supplies) for sums which have become due and payable and which by law have or might become a Lien upon any of its properties or assets, provided that no such charge or claim need be paid if being contested in good faith by appropriate proceedings promptly initiated and diligently conducted and if such reserves or other appropriate provision, if any, as shall be required by GAAP shall have been made therefor.

     9.12 Compliance with ERISA. The Company will not, and will not permit any Subsidiary to,

          (a) engage in any transaction in connection with which the Company or any Subsidiary could be subject to either a civil penalty assessed pursuant to
Section 502(i) of ERISA or a tax imposed by Section 4975 of the Code, terminate or withdraw from any Plan (other than a Multiemployer Plan) in a manner, or take any other action with respect to any such Plan (including, without limitation, a substantial cessation of operations within the meaning of Section 4062(e) of ERISA), which could result in any liability of the Company or any Subsidiary to the PBGC or to a trustee appointed under Section 4042(b) or (c) of ERISA, incur any liability on account of a termination of a Plan under Section 4064 of ERISA, fail to make full payment when due of all amounts which, under the provisions of any Plan, the Company or any Subsidiary is required to pay as contributions thereto, or permit to exist any accumulated funding deficiency, whether or not waived, with respect to any Plan (other than a Multiemployer Plan), if, in any such case, such penalty or tax or such liability, or the failure to make such payment, or the existence of such deficiency, as the case may be, could have a Material Adverse Effect;

          (b) permit the present value of all vested accrued benefits under all Plans maintained at such time by the Company and any Subsidiary (other than Multiemployer Plans) guaranteed under Title IV of ERISA to exceed the current value of the assets of such Plans allocable to such vested accrued benefits by more than $1,000,000;

          (c) permit the aggregate complete or partial withdrawal liability under Title IV of ERISA with respect to Multiemployer Plans incurred by the Company and its Subsidiaries to exceed $1,000,000; or

          (d) permit the sum of (i) the amount by which the current value of all vested accrued benefits referred to in subdivision (b) of this Section 9.12 exceeds the current value of the assets referred to in such subdivision (b) and
(ii) the amount of the aggregate incurred withdrawal liability referred to in subdivision (c) of this Section 9.12 to exceed $1,000,000.

For the purposes of subdivisions (c) and (d) of this Section 9.12, the amount of the withdrawal liability of the Company and its Subsidiaries at any date shall be the aggregate present value of the amount claimed to have been incurred less any portion thereof as to which the Company reasonably believes, after appropriate consideration of possible adjustments arising under Sections 4219 and 4221 of ERISA, it and its Subsidiaries will have no liability, provided that the Company shall obtain prompt written advice from independent actuarial consultants supporting such determination.

     9.13 Maintenance of Properties; Insurance. The Company will maintain or cause to be maintained in good repair, working order and condition all properties used or useful in the business of the Company and its Subsidiaries and from time to time will make or cause to be made all appropriate repairs, renewals and replacements thereof, except where the failure to make any repairs, renewals, or replacements would not have a Material Adverse Effect. The Company will maintain or cause to be maintained, with financially sound and reputable insurers, insurance with respect to its properties and business and the properties and business of its Subsidiaries against loss or damage of the kinds customarily insured against by corporations of established reputation engaged in the same or similar business and similarly situated, of such types and in such amounts as are customarily carried under similar circumstances by such other corporations. Such insurance may be subject to co-insurance, deductibility or similar clauses which, in effect, result in self-insurance of certain losses, provided that such self-insurance is in accord with the approved practices of corporations similarly situated and adequate insurance reserves are maintained in connection with such self-insurance.

     9.14 Additional Guaranties. The Company shall cause any Person that hereafter becomes a Subsidiary of the Company to execute and deliver to the holders of the Notes a Guaranty Agreement with respect to the obligations of the Company hereunder and under the Notes, substantially in the form of Exhibit K, with such changes to such form as may be appropriate to reflect the identity and circumstances of the guarantor.

     9.15 Other Loan Agreements. The Company will not enter into any amendment or modification of the Credit Agreement that would:

          (a) accelerate the amount or the time of any prepayment or payment of the principal amount of Debt outstanding under the Credit Agreement, the Bank Standstill Agreement or the Vendor Standstill Agreement; or

          (b) provide for per annum interest rates payable on the Debt outstanding under the Credit Agreement at any time in excess of 1.0% over the per annum interest rates that would otherwise be payable on such Debt at such time in accordance with the applicable provisions of the Credit Agreement as in effect on the Closing Date; or

          (c) reduce the commitment of the lenders under the Credit Agreement (other than the Bank Standstill Agreement) to provide revolving credit loans to the Company or it Subsidiaries (excluding a voluntary reduction by the Company of the revolving credit commitment pursuant to the terms of the Credit Agreement); without, in each case, obtaining the prior written consent to such amendment or change of a Supermajority in Interest of the Notes.

     9.16 Restrictions Affecting Subsidiaries. The Company will not, and will not permit any Subsidiary to, create or otherwise permit to exist any restriction on the ability of any Subsidiary to pay dividends or make any other distributions on its capital stock or any other interest in its profits owned by the Company or any other Subsidiary, or pay any Debt owed to the Company or any other Subsidiary, other than restrictions contained in the Credit Agreement as in effect on the date of this Agreement.

     9.17 Insurance. The Company will:

          (a) Keep all of its property insured by insurance companies having A.M. best ratings of not less than A- which are licensed to do business in all jurisdictions in which assets of the Company and its Subsidiaries are located against loss or damage by fire or other risk usually insured against under extended coverage endorsement and theft, burglary, and pilferage, together with such other hazards as a Supermajority in Interest of the Notes may reasonably from time to time request, in amounts satisfactory to a Supermajority in Interest of the Notes and naming the holders of the Notes as loss payee thereon pursuant to a loss payee clause satisfactory to the holders of the Notes;

          (b) Maintain at all times liability insurance coverage against such risks and in such amounts as are customarily maintained by others in similar businesses, such insurance to be carried by insurance companies having A.M. best ratings of not less than A- which are licensed to do business in the states in which the Company and its Subsidiaries conduct business, including without limitation statutory limits of worker's compensation insurance including employer's liability to the extent required by means all provisions of statutes, rules, regulations and orders of any the government of the United States of America, any other nation or any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government, applicable to the Company, and all orders and decrees of all courts and arbitrators in proceedings or actions in which the Company in question is a party; and

          (c) Deliver certificates of insurance for such policy or policies to the holders of the Notes, containing endorsements, in form satisfactory to such holders, providing that the insurance shall not be cancelable, except upon thirty (30) days' prior written notice to such holders. In the event of any termination or notice of nonpayment by any insurer with respect to any policy or any lapse in the coverage thereunder, the Company shall cause such insurer to give prompt written notice to the holders of the Notes of the occurrence of such termination, nonpayment or lapse.

     9.18 Use of Proceeds. The Company will apply the proceeds of the sale of the Securities, promptly following the Closing, (a) to acquire seasonal inventory for "Halloween" in the aggregate amount of approximately $20,000,000 as set forth on Schedule 9.18, (b) to the repayment of outstanding debt under the Credit Agreement/Bank Standstill Agreement in the aggregate amount of approximately $4,000,000, (c) to the payment of fees and expenses incurred in connection with the offering and sale of the

Securities in the aggregate amount of approximately $450,000 and (d) the balance of approximately $5,550,000 to working capital needs.

     9.19 Relocation; Use of Name. The Company will not relocate its executive offices, open new places of business or relocate existing places of business, maintain any of its assets or records with respect to its assets at any other locations than those locations presently kept or maintained, as set forth on
Schedule 5.16 hereto, or use any corporate name (other than its own) or any fictitious name, except, in each case, upon thirty (30) days prior written notice to the holders of the Notes and after the delivery to the holders of financing statements in form satisfactory to a Supermajority in Interest of the Notes.

     9.20 Seasonal Orders. The Company shall employ the manual oversight inventory ordering and inventory management processes for the "Halloween" season as the Company used in previous years, including, but not limited to, utilizing materially the same degree of participation by the Company's executive management.

     9.21 Option Grants. The Company may not grant options to purchase more than 500,000 shares of Common Stock at an exercise price of less than $10.00 per share (subject to adjustment for stock splits, stock dividends and similar transactions).

     9.22 Note Ratings. The Company shall use its best efforts to maintain credit ratings or "shadow ratings" from a nationally recognized rating service with respect to each tranche of the Notes and shall promptly advise the holders of the Notes of the initial ratings and any changes in such ratings.

     9.23 Governance. The Company shall comply with its obligations in Section 4 of the Investor Rights Agreement.

     9.24 Audited Financial Statements. The Company agrees to provide to you, not later than September 30, 1999, audited consolidated financial statements of the Company and its consolidated Subsidiaries for the fiscal period from January 1, 1998 to July 3, 1999, which statements shall be prepared in accordance with GAAP and fairly present, as of the date thereof and for the periods covered thereby the financial position and results of operations of the Company and its Subsidiaries.

     9.25 Payments to Vendors. The Company shall not prior to January 15, 2000 make any payments to its vendors or trade creditors that are parties to the Vendor Standstill Agreement in respect of the remaining amounts due to such vendors or creditors as of the date hereof other than payments of the Trade Notes (as such term is defined in the Vendor Standstill Agreement) in accordance with their terms.

     9.26 Perfection of Security Interest. Within five (5) Business Days of the Closing, the Company and Party City Michigan shall have taken all actions necessary to provide a perfected security interest in favor of you and the Other Purchasers in the Collateral (as such term is defined in the Security Agreement (Parent) and the Security Agreement (Subsidiary)), including, without limitation, the execution of UCC-1 Financing Statements for all facilities of the Company and Party City Michigan.

     9.27 Year 2000 Compliance. The Company agrees to use its best efforts to implement the tests and other steps identified on Schedule 5.24 in a timely manner in order to comply with the requirements of clauses (a) through (d) of
Section 5.24.

     10. Events of Default; Acceleration. If any of the following conditions or events ("Events of Default") shall occur and be continuing:

          (a) if the Company shall default in the payment of any principal of or premium, if any, on any Note when the same becomes due and payable, whether at maturity or at a date fixed for prepayment or by declaration or otherwise; or

          (b) if the Company shall default in the payment of any interest on any Note for more than five days after the same becomes due and payable; or

          (c) if the Company shall default in the performance of or compliance with any term contained in Sections 9.3, 9.6 and 9.8; or

          (d) if the Company shall default in the performance of or compliance with any term contained in this Agreement or the other Operative Agreements other than Sections 9.3, 9.6 and 9.8 and such default shall not have been remedied within thirty (30) days after such failure shall first have become known to any officer of the Company or written notice thereof shall have been received by the Company from any holder of any Note; or

          (e) if any representation or warranty made in writing by or on behalf of the Company in this Agreement or in any instrument furnished in compliance with this Agreement shall prove to have been false or incorrect in any material respect on the date as of which made; or

          (f) if the Company or any Subsidiary shall default (as principal or guarantor or other surety) in the payment of any principal of or premium or interest on any Debt which is outstanding in a principal amount of at least $500,000 (other than the Notes), or if any event shall occur or condition shall exist in respect of any such Debt which is outstanding in a principal amount of at least $500,000 or under any evidence of any such Debt or of any mortgage, indenture or other agreement relating thereto, and as a result of such default, event or condition the holder or holders of such Debt shall have caused the acceleration of the payment of such Debt before its regularly scheduled dates of payment; or

          (g) if any Guaranty Agreement shall be unenforceable or shall cease to be in full force and effect as to any Subsidiary; or

          (h) if a final judgment or judgments shall be rendered against the Company or any Subsidiary for the payment of money in excess of $500,000 (in excess of insurance coverage) in the aggregate and any one of such judgments shall not be discharged or execution thereon stayed pending appeal, within sixty
(60) days after entry thereof, or, in the event of such a stay, such judgment shall not be discharged within sixty (60) days after such stay expires; or

          (i) if the Company or any Subsidiary shall (i) be generally not paying its debts as they become due, (ii) file, or consent by answer or otherwise to the filing against it of, a petition for relief or reorganization or arrangement or any other petition in bankruptcy, for liquidation or to take advantage of any bankruptcy or insolvency law of any jurisdiction, (iii) make an assignment for the benefit of its creditors, (iv) consent to the appointment of a custodian, receiver, trustee or other officer with similar powers with respect to it or with respect to any substantial part of its property, (v) be adjudicated insolvent or (vi) take corporate action for the purpose of any of the foregoing; or

          (j) if a court or governmental authority of competent jurisdiction shall enter an order appointing, without consent by the Company or any Subsidiary, a custodian, receiver, trustee or other officer with similar powers with respect to it or with respect to any substantial part of its property, or if an order for relief shall be entered in any case or proceeding for liquidation or reorganization or otherwise to take advantage of any bankruptcy or insolvency law of any jurisdiction, or ordering the dissolution, winding-up or liquidation of the Company or any Subsidiary, or if any petition for any such relief shall be filed against the Company or a Subsidiary and such petition shall not be dismissed within sixty
(60) days; or

          (k) if any default or "event of default" under the Credit Agreement, the Bank Standstill Agreement or, the Vendor Standstill Agreement shall have occurred and be continuing;

          (l) if any restatement is made of the Company's financial statements for periods prior to and including the 1997 fiscal year, including, without limitation, its previously reported earnings, for any time periods prior to the date thereof; and

          (m) any breach of the provisions of paragraphs 2, 3 or 4 of the Letter Agreement;

then, (x) upon the occurrence of any Event of Default described in subdivision
(i) or (j) of this Section 10 with respect to the Company (other than such an Event of Default described in clause (i) of subdivision (i) or described in clause (vi) of subdivision (i) by virtue of the reference in such clause (vi) to such clause (i)), the unpaid principal amount of and accrued interest on the Notes shall automatically become due and payable or (y) upon the occurrence of any other Event of Default, a Supermajority in Interest of the Notes may at any time (unless all defaults shall theretofore have been remedied) at its option, by written notice or notices to the Company, declare all the Notes to be due and payable, whereupon all of the Notes shall forthwith mature and become due and payable, together with interest accrued thereon, all without presentment, demand, protest or notice, which are hereby waived; provided that during the existence of an Event of Default described in subdivision (a), (b) or (c) of this Section 10, then, irrespective of whether a Supermajority in of the Notes shall have declared all the Notes to be due and payable pursuant to this Section 10, any holder of the Notes may, at its option, by notice in writing to the Company, declare the Notes then held by such holder to be due and payable, whereupon the Notes then held by such holder shall forthwith mature and become due and payable, together with interest accrued thereon, without presentment, demand, protest or notice, all of which are hereby waived.

          In the event the Notes become due and payable pursuant to the preceding paragraph (an "Acceleration Event"), all amounts paid by the Company to you and to the Other Purchasers on account of the Notes shall be allocated pro rata among all of the Notes at the time outstanding in proportion to the unpaid principal amounts thereof (the "Proportional Amount"). To the extent any holder of Notes receives amounts from the Company following an Acceleration Event in excess of such holder's Proportional Amount, such holder will hold in trust for the benefit of the other holders of Notes such excess amounts. Further, such holder may not dispose of such excess amounts other than to the other holders of Notes or the Company for the benefit of such other holders so as to provide for the pro rata distribution of all payments from the Company upon the Notes following the Acceleration Event. Following any Acceleration Event the holder of any Note may request an Officers' Certificate certifying that the Company has made payments in compliance with this paragraph of this
Section 10.

          At any time after the principal of, and interest accrued on, any or all of the Notes are declared due and payable, a Supermajority in Interest of the Notes by written notice to the Company may rescind and annul any such declaration and its consequences if (x) the Company has paid all overdue interest on the Notes, the principal of and premium, if any, on any Notes which have become due otherwise than by reason of such declaration, and interest on such overdue principal and premium and (to the extent permitted by applicable law) any overdue interest in respect of the Notes at the rate of 450 basis points above the rate of interest on the face of the Notes (or, if less than such rate, the highest legal rate permitted by applicable law), (y) all Events of Default, other than non-payment of amounts which have become due solely by reason of such declaration, and all conditions and events which constitute Events of Default or Potential Events of Default have been cured or waived pursuant to Section 18, and (z) no judgment or decree has been entered for the payment of any monies due pursuant to the Notes or this Agreement; but no such rescission and annulment shall extend to or affect any subsequent Event of Default or Potential Event of Default or impair any right consequent thereon.

11. Remedies on Default, etc. In case any one or more Events of Default or Potential Events of Default shall occur and be continuing, the holder of any Note at the time outstanding may proceed to protect and enforce the rights of such holder by an action at law, suit in equity or other appropriate proceeding, whether for the specific performance of any agreement contained herein or in such Note, or for an injunction against a violation of any of the terms hereof or thereof, or in aid of the exercise of any power granted hereby or thereby or by law or otherwise. The Company agrees to pay all reasonable costs and expenses (including, without limitation, (a) the reasonable fees and out-of-pocket expenses of, prior to an Event of Default, one (1) legal counsel for the agent for the holders of the Notes and one (1) additional legal counsel for the holder of the Notes and, following an Event of Default, one (1) legal counsel for the agent for the holders of the Notes and one (1) additional legal counsel for each of the holders of the Notes and (b) the fees and Administrative Expenses (as such term is defined in the Collateral Agency Agreement) of the Collateral Agent under the Collateral Agency Agreement and the other Operative Agreements)) incurred by the Collateral Agent or the holders of the Notes in connection with interpreting, administering, preserving, enforcing or exercising any rights or remedies under this Agreement, the Notes or any other Operative Agreement, whether or not legal action is instituted. Any fees, expenses or other charges which the Collateral Agent or the holders of the Notes are entitled to receive from the Company hereunder shall constitute an obligation of the Company pursuant to the Notes, and shall bear interest until paid at a rate per annum equal to the maximum rate in effect and permitted hereunder.

          In case of a default in the payment of any principal of or premium, if any, or interest on any Note, the Company will pay to the holder thereof such further amount as shall be sufficient to cover the cost and expenses of collection, including, without limitation, reasonable attorneys' fees, expenses and disbursements. No course of dealing and no delay on the part of any holder of any Note in exercising any right, power or remedy shall operate as a waiver thereof or otherwise prejudice such holder's rights, powers or remedies. No right, power or remedy conferred by this Agreement or by any Note upon any holder thereof shall be exclusive of any other right, power or remedy referred to herein or therein or now or hereafter available at law, in equity, by statute or otherwise.

12. Security Interest and Intercreditor Arrangements.

     12.1 Security Agreement. The Notes and any obligation with respect to any Guaranty of the Notes shall be secured by liens in substantially all of the Company's assets as provided in the Security Agreement (Parent) and the Security Agreement (Subsidiary) and the other agreements listed in Section 4.5 and shall have the relative rights and priorities set forth in the Intercreditor Agreement.

     12.2 Intercreditor Agreement. The Notes have the relative rights and priorities set forth in the Intercreditor Agreement.

13. Definitions.

     13.1 Certain Definitions. As used herein the following terms have the following respective meanings (refer to Section 13.2 for location of other definitions):

     Affiliate: any Person directly or indirectly controlling or controlled by or under common control with the Company or any Subsidiary, including (without limitation) any Person beneficially owning or holding ten percent (10.0%) or more of any class of voting securities of the Company or any Subsidiary or any other corporation of which the Company or any Subsidiary owns or holds ten percent (10.0%) or more of any class of voting securities, provided that, for purposes of this definition, "control" (including, with correlative meanings,, the terms "controlled by" and "under common control with"), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities or by contract or otherwise, and provided, further, that neither you nor any other Person which is an institution shall be deemed to be an Affiliate of the Company or any of its Subsidiaries solely by reason of ownership of the Notes or other securities issued in exchange for the Notes or by reason of having the benefits of any agreements or covenants of the Company contained in this Agreement.

     Board: the Board of Directors of the Company or a committee of three or more directors lawfully exercising the relevant powers of the Board.

     Business Day: any day except a Saturday, a Sunday or other day on which commercial banks in Cleveland, Los Angeles, or New York City are required or authorized by law to be closed.

     Capital Expenditure: any amount paid or incurred in connection with the purchase of real estate, plant, machinery, equipment, computer hardware or software or other similar expenditure (including all renewals, improvements and replacements thereto, and all obligations under any lease of any of the foregoing) which would be required to be capitalized and shown on the consolidated balance sheet of the Company in accordance with GAAP.

     Capital Lease: as applied to any Person, any lease of any property (whether real, personal or mixed) by such Person as lessee which would, in accordance with GAAP, be required to be classified and accounted for as a capital lease on a balance sheet of such Person, other than, in the case of the Company or a Subsidiary, any such lease under which the Company or a Wholly-Owned Subsidiary is the lessor.

     Capital Lease Obligation: with respect to any Capital Lease, the amount of the obligation of the lessee thereunder which would, in accordance with GAAP, appear on a balance sheet of such lessee in respect of such Capital Lease.

     CERCLA: the Comprehensive Environmental Response Compensation and Liability Act of 1980, as amended from time to time.

     Change of Control: other than through the exercise of the Warrants by you or the Other Purchasers, (a) the sale, lease or transfer of all or substantially all of the Company's assets to any Person or "group" (within the meaning of Section 13(d) of the Exchange Act (hereinafter a "Group")) together with any Affiliates thereof, (b) the liquidation of the Company, (c) the acquisition by any Person or Group, together with any Affiliates thereof, of in excess of fifty percent (50%) of the Voting Stock of the

Company, or (d) the first day on which a majority of the members of the Board are not Continuing Directors.

     Code: the Internal Revenue Code of 1986, as amended from time to time.

     Collateral Agency Agreement: that certain Collateral Agency Agreement dated as of August 16, 1999 by and among you and the Other Purchasers.

     Collateral Agent: the "Collateral Agent" as defined in and serving from time to time under the Collateral Agency Agreement.

     Consolidated EBITDA: for any period, without duplication, (i) Consolidated Net Income, plus (ii) for such period, any Interest Expense deducted in the determination of Consolidated Net Income; plus (iii) any income, ad valorem, and franchise taxes paid in cash and deducted in the determination of Consolidated Net Income; plus (iv) amortization and depreciation and other non-cash charges deducted in the determination of Consolidated Net Income for such period; plus
(v) immaterial extraordinary losses, losses on sales of assets (other than sales of inventory in the ordinary course of business) and unrealized gains from changes in currency; plus (vi) non-recurring non-cash charges of the Company or its Subsidiaries for Permitted Acquisitions; plus the additional reserves, if any, established by the Company pursuant to Section 2 of the Letter Agreement; plus (vii) restructuring costs including related professional fees in calendar year 1999 only (which amount shall not exceed $10.4 million); minus (viii) the sum for such period of interest income, extraordinary gains, gains from sales of assets (other than sales of inventory in the ordinary course of business) and unrealized losses from changes in currency; provided that, if the Company or any of its Subsidiaries completes a Permitted Acquisition during any Reference Period, EBITDA for such Reference Period shall be reasonably determined on a pro forma basis, as if such Permitted Acquisition was completed on the first day thereof.

     Consolidated Net Income: for any period, the aggregate of the net income (or net loss) of the Company and its Subsidiaries for such period, determined on a consolidated basis without duplication in accordance with GAAP.

     Continuing Director: as of any date of determination, any member of the Board who (i) was a member of the Board on the date hereof or (ii) was nominated for election or elected to the Board with the approval of a majority of the Continuing Directors who were members of such Board at the time of such nomination or election.

     Copyrights: registered copyrights, copyright applications and unregistered copyrights.

     Credit Agreement: that certain Credit Agreement, dated as of April 22, 1998, among the Company, PNC Bank, National Association, as Agent, and the lenders named therein, and all related notes, guaranties, security documents, instruments and agreements executed in connection therewith and all other Loan Documents thereunder, as such loan agreement and related documents and Loan Documents may be amended, restated, supplemented, extended, renewed, refinanced, refunded, replaced or otherwise modified from time to time (subject to the approval requirements of Section 9.15) whether or not with the same agent, trustee, representative, lenders or holders, and, so long as the aggregate principal amount of Debt at any time outstanding thereunder does not exceed the amount of the $54 million, irrespective of any changes in the terms and conditions thereof.

     Debt: as applied to any Person (without duplication):

     (a) any indebtedness for borrowed money which such Person has directly or indirectly created, incurred or assumed; and

     (b) any indebtedness secured by any Lien in respect of property owned by such Person, whether or not such Person has assumed or become liable for the payment of such indebtedness; and

     (c) any indebtedness with respect to which such Person has become directly or indirectly liable and which represents or has been incurred to finance the purchase price (or a portion thereof) of any property or services or business acquired by such Person, whether by purchase, consolidation, merger or otherwise; and

     (d) any indebtedness of any other Person of the character referred to in subdivision (a), (b) or (c) of this definition with respect to which the Person whose Debt is being determined has become liable by way of a Guaranty.

     Environmental Laws: federal, state, provincial, local and foreign laws, rules and regulations relating to emissions, discharges, releases or threatened releases of pollutants, contaminants, chemicals or industrial, toxic or hazardous substances or wastes into the environment (including, without limitation, air, surface water, ground water or land), or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of pollutants, contaminants, chemicals or industrial, toxic or hazardous substances or wastes.

     ERISA: the Employee Retirement Income Security Act of 1974, as amended from time to time.

     Exchange Act: the Securities Exchange Act of 1934, as amended from time to time.

     Funded Debt: collectively, Senior Secured Funded Debt and all other Debt of the Company or a Subsidiary, in excess of $1,000,000, that is or should be, in accordance with GAAP, characterized as senior long-term Debt on a consolidated balance sheet of the Company and its Subsidiaries, including, without limitation, (a) Debt with a final maturity more than six (6) months after the creation of thereof, (b) any portion thereof included in current liabilities,
(c) any Debt outstanding under the Notes, (d) any Debt outstanding under the Seasonal Trade Debt, (e) any Debt outstanding under the Trade Notes (as such term is defined in the Vendor Standstill Agreement), (f) any Debt outstanding under the Credit Agreement and (g) Debt outstanding under another revolving credit or similar agreement providing for borrowings (and renewals and extensions thereof) over a period of more than one year, notwithstanding that any such debt may be payable on demand or within one year after the creation thereof; but excluding contingent reimbursement obligations with respect to any letter of credit issued for the account of the Company or a Subsidiary (unless, and to the extent, such reimbursement obligations mature as a result of any payment by the issuer of such letter of credit).

     GAAP: means generally accepted accounting principles consistently applied and maintained throughout the period indicated

     Government Securities means direct obligations of, or obligations guaranteed by, the United States of America, and the payment for which the United States pledges its full faith and credit.

     Guaranty: as applied to any Person, any direct or indirect liability, contingent or otherwise, of such Person with respect to any indebtedness, lease, dividend or other obligation of another, including, without limitation, any such obligation directly or indirectly guaranteed, endorsed (otherwise than for collection or deposit in the ordinary course of business) or discounted or sold with recourse by such Person, or in respect of which such Person is otherwise directly or indirectly liable, including, without limitation, any such obligation in effect guaranteed by such Person through any agreement (contingent or otherwise) to purchase, repurchase or otherwise acquire such obligation or any security therefor, or to provide funds for the payment or discharge of such obligation (whether in the form of loans, advances, stock purchases, capital contributions or otherwise), or to maintain the solvency or any balance sheet or other financial condition of the obligor of such obligation, or to make payment for any products, materials or supplies or for any transportation or services regardless of the non-delivery or nonfurnishing thereof, in any such case if the purpose or intent of such agreement is to provide assurance that such obligation will be paid or discharged, or that any agreements relating thereto will be complied with, or that the holders of such obligation will be protected against loss in respect thereof. The amount of any Guaranty shall be equal to the outstanding principal amount of the obligation guaranteed.

     Interest Expense: for any period, the total amount of all charges for the use of funds (whether characterized as interest, debt service or otherwise) payable during such period with respect to all Debt of the Company or a Subsidiary for such period, including the amortization of debt discount and the amortization of all fees payable in connection with the incurrence of such Debt, provided that for the quarter ended September 30, 1999 Interest Expense shall be the total of cash paid during such period.

     Investment: as applied to any Person, any direct or indirect purchase or other acquisition by such Person of stock or other securities of any other Person, or any direct or indirect loan, advance (other than advances to employees for moving and travel expenses, drawing accounts and similar expenditures in the ordinary course of business) or capital contribution by such Person to any other Person, including all Debt and accounts receivable from such other Person which are not current assets or did not arise from sales to such other Person in the ordinary course of business. In computing the amount involved in any Investment at the time outstanding, (a) undistributed earnings of, and interest accrued in respect of Debt owing by, such other Person accrued after the date of such Investment shall not be included, (b) there shall not be deducted from the amounts invested in such other Person any amounts received as earnings (in the form of dividends, interest or otherwise) on such Investment or as loans from such other Person, and (c) unrealized increases or decreases in value, or write-ups, write-downs or write-offs, of Investments in such other Person shall be disregarded.

     Letter Agreement: means that certain letter, dated the date hereof, from the Company to the Purchasers.

     Lien: as to any Person, any mortgage, lien, pledge, adverse claim, charge, security interest or other encumbrance in or on, or any interest or title of any vendor, lessor, lender or other secured party to or of such Person under any conditional sale or other title retention agreement or Capital Lease with respect to, any property or asset owned or held by such Person, or the signing or filing of a financing statement which names such Person as debtor, or the signing of any security agreement authorizing any other party as the secured party thereunder to file any financing statement.

     Loan Documents: means the Credit Agreement and the documents identified therein as the "Loan Documents" thereunder.

     Material Adverse Effect: shall mean any material adverse effect or change in the condition (financial or other), business, results of operations, prospects, assets, liabilities or operations of the Company and its Subsidiaries considered as a whole or on the ability of the Company to consummate the transactions contemplated hereby, or any event or condition which would, with the passage of time, constitute a material adverse effect or material adverse change.

     Multiemployer Plan: any Plan which is a "multiemployer plan" (as such term is defined in Section 4001(a)(3) of ERISA).

     Net Debt: the principal outstanding from time to time under the Credit Agreement (including the Loan Documents) and the Seasonal Trade Debt, and any obligation with respect to any Guaranty of any such amounts, and net of cash balances of the Company.

     Officers' Certificate: a certificate executed on behalf of the Company by
(a) the Chairman of the Board of Directors (if an officer) or its President or one of its Vice Presidents and (b) its Treasurer, one of its Assistant Treasurers or its Chief Financial Officer.

     Operative Agreements: the Notes, the Warrants, the Intercreditor Agreement, that certain Collateral Agency Agreement and the agreements listed in Section 4.5.

     PBGC: the Pension Benefit Guaranty Corporation or any governmental authority succeeding to any of its functions.

     Permitted Acquisition: acquisitions which are approved in advance in writing by a Supermajority in Interest of the Notes (including by way of merger, consolidation or amalgamation) by the Company or a Subsidiary of the Company of the capital stock or other ownership interest of, or all or substantially all of the assets of, any Person (or, in the case of an acquisition of assets, (a) substantially all of the assets within a reasonably identifiable business unit of such Person or (b) Proprietary Rights of such person), but only to the extent that (x) the Person whose capital stock has been acquired or (y) the assets acquired reasonably relate to or are synergistic with, the business of (or a business related to) selling party goods and supplies and rendering related services and conducting franchise operations for such purposes.

     Person: a corporation, an association, a partnership, an organization, a business, an individual, a government or political subdivision thereof or a governmental agency.

     Plan: an "employee pension benefit plan" (as defined in Section 3 of ERISA) which is or has been established or maintained, or to which contributions are or have been made, by the Company or any of its Related Persons, or an employee pension benefit plan as to which the Company or any of its Related Persons would be treated as a contributory sponsor under Section 4069 of ERISA if it were to be terminated.

     Potential Event of Default: any condition or event which, with notice or lapse of time or both, would become an Event of Default.

     Preferred Stock: as applied to any corporation, shares of such corporation which shall be entitled to preference or priority over any other shares of such corporation in respect of either the payment of dividends or the distribution of assets upon liquidation or both.

     Proprietary Rights: all of the Company's Copyrights, Trademarks, patents, technology rights and licenses, computer software (including without limitation any source or object codes therefor or documentation relating thereto), trade secrets, franchises, know-how, inventions, designs, specifications, plans, drawings and intellectual property rights.

     Reference Period: with respect to any date of computation under Section 9.3, the period of four consecutive calendar quarters ending on such date.

     Related Person: any trade or business that, together with the Company as of any relevant measuring date under ERISA, was or is required to be treated as a single employer under Section 414 of the Code.

     Restricted Payment: (a) any declaration or payment of any dividend or other distribution, direct or indirect, on account of any shares of any class of capital stock of the Company, now or hereafter outstanding, except a dividend payable solely in shares of stock of the Company and (b) any redemption, retirement, purchase or other acquisition, direct or indirect, of any shares of any class of capital stock of the Company now or hereafter outstanding, or of any warrants, rights or options to acquire any such shares, except to the extent that the consideration therefor consists of shares of stock of the Company.

     Securities Act: the Securities Act of 1933, as amended from time to time.

     Senior Secured Funded Debt: Funded Debt of the Company which would, in accordance with GAAP, constitute long-term debt and have a security interest in any of the assets of the Company or any of its Subsidiaries, including, without limitation, (a) any Debt with a maturity more than one year after the creation of such Debt, (b) any portion thereof included in current liabilities, (c) any Debt outstanding under the Notes, (d) any Debt outstanding under the Seasonal Trade Debt, (e) any Debt outstanding under the Credit Agreement and (f) any Debt outstanding under another revolving credit or similar agreement providing for borrowings (and any renewals and extensions thereof) over a period of more than one year, notwithstanding that any such indebtedness may be payable on demand or within one year after the creation thereof, and excluding all Debt solely by and between two or more of the Company or its Subsidiaries.

     Subsidiary: any corporation at least fifty percent (50.0%) (by number of votes) of the Voting Stock of which is at the time owned by the Company or by one or more Subsidiaries or by the Company and one or more Subsidiaries.

     A Supermajority in Interest of the Notes: at least eighty-one (81.0%) in aggregate principal amount of the then outstanding Notes, considered together, subject to Section 14.4.

     Trademarks: registered trademarks, registered service marks, trademark and service mark applications and unregistered trademarks and service marks.

     Seasonal Trade Debt: the debt of the Company in an amount not to exceed $15,000,000 in favor of any of its vendors which is secured by that certain Seasonal Vendor Security Agreement dated as of August 16, 1999.

     Voting Stock: with reference to any corporation, stock of any class or classes (or equivalent interests), if the holders of the stock of such class or classes (or equivalent interests) are ordinarily, in the absence of contingencies, entitled to vote for the election of the directors (or Persons performing similar functions) of such corporation, even though the right so to vote has been suspended by the happening of such a contingency.

     Wholly-Owned: as applied to any Subsidiary, a Subsidiary all the outstanding shares (other than directors' qualifying shares, if required by law) of every class of stock of which are at the time owned by the Company or by one or more Wholly-Owned Subsidiaries or by the Company and one or more Wholly-Owned Subsidiaries.

     13.2 Table of Definitions. Certain terms are defined elsewhere in this Agreement as set forth below.

     Term                                                        Section
     ----                                                        -------
     "A Notes"                                                   1(a)
      -------
     "B Notes"                                                   1(b)
      -------
     "Bank Standstill Agreement"                                 4.7(a)
      -------------------------
     "C Notes"                                                   1(c)
      -------
     "Closing"                                                   3.1
      -------
     "Closing Date"                                              3.1
      ------------
     "Common Stock"                                              1(e)
      ------------
     "Company"                                                   Introduction
      -------
     "Company Leases"                                            5.26
      --------------
     "Covenant Defeasance"                                       7.2(c)
      -------------------
     "D Notes"                                                   1(d)
      -------
     "ERF"                                                       2.4
      ---
     "Events of Default"                                         10
      -----------------
     "FICA"                                                      5.22
      ----
     "Guaranty Agreement"                                        4.8
      ------------------
     "Indemnified Party"                                         20
      -----------------
     "Intercreditor Agreement"                                   4.6
      -----------------------
     "Investor Rights Agreement"                                 4.4
      -------------------------
     "Legal Defeasance"                                          7.2(b)
      ----------------
     "Notes"                                                     1
      -----
     "Other Purchasers"                                          2.1
      ----------------
     "Party City Michigan"                                       4.5
      -------------------
     "Permitted Banks"                                           9.5(a)
      ---------------
     "Projections"                                               5.4(b)
      -----------
     "Securities"                                                1
      ----------
     "Security Agreement (Parent)"                               2.4
      ---------------------------
     "Security Agreement (Subsidiary)"                           4.5(b)
      -------------------------------
     "Senior Debt Event of Default"                              12.3(c)
      ----------------------------
     "Senior Debt Event of Default Blockage Period"              12.3(c)
      --------------------------------------------
     "Senior Debt Event of Default Notice"                       12.3(c)
      -----------------------------------
     "tranche"                                                   1
      -------
     "Trustee"                                                   7.2(a)
      -------
     "Vendor Standstill Agreement"                               4.7(b)
      ---------------------------
     "Warrants"                                                  1(i)
      --------

14. Registration, Transfer and Substitution of Notes; Action by Noteholders.

     14.1 Note Register; Ownership of Notes. The Company will keep at its principal office a register in which the Company will provide for the registration of Notes and the registration of transfers of Notes. The Company may treat the Person in whose name any Note is registered on such register as the owner thereof for the purpose of receiving payment of the principal of and the premium, if any, and interest on such Note and for all other purposes, whether or not such Note shall be overdue, and the Company shall not be affected by any notice to the contrary. All references in this Agreement to a "holder" of any Note shall mean the Person in whose name such Note is at the time registered on such register.

     14.2 Transfer and Exchange of Notes. Any transfer of any Note or interest therein may be effected only by the surrender of such Note to the Company at its principal office. Upon surrender of any Note for registration of transfer or for exchange to the Company at its principal office, the Company at its expense will execute and deliver in exchange therefor a new Note or Notes in denominations of at least $100,000 (except one Note may be issued in a lesser principal amount if the unpaid principal amount of the surrendered Note is not evenly divisible by, or is less than $100,000), as requested by the holder or transferee, which aggregate the unpaid principal amount of such surrendered Note, registered as such holder or transferee may request, dated so that there will be no loss of interest on such surrendered Note and otherwise of like tenor. The Company will not be required to register the transfer of any Note unless the transferee is an insurance company, bank, investment company, investment partnership or other vehicle, CLO, CBO or similar fund, or other type of financial institution, or a registered broker-dealer and transferee agrees to make representations which are substantially similar to those in Sections 6.1 and 6.2.

     14.3 Replacement of Notes. Upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of any Note and, in the case of any such loss, theft or destruction of any Note, upon delivery of an indemnity bond in such reasonable amount as the Company may determine (or, in the case of any Note held by you or another institutional holder or your or its nominee, of an indemnity agreement from you or such other holder) or, in the case of any such mutilation, upon the surrender of such Note for cancellation to the Company at its principal office, the Company at its expense will execute and deliver, in lieu thereof, a new Note in the unpaid principal amount of such lost, stolen, destroyed or mutilated Note, dated so that there will be no loss of interest on such Note and otherwise of like tenor. Any Note in lieu of which any such new Note has been so executed and delivered by the Company shall not be deemed to be an outstanding Note for any purpose of this Agreement.

     14.4 Notes held by Company Deemed Not Outstanding. For the purposes of determining whether the holders of the Notes of the requisite principal amount at the time outstanding have taken any action authorized by this Agreement with respect to the giving of consents or approvals or with respect to acceleration upon an Event of Default, any Notes directly or indirectly owned by the Company or any of its Subsidiaries or Affiliates shall be disregarded and deemed not to be outstanding.

15. Payments on Notes. The Company will pay all sums becoming due on any Note for principal, premium, if any, and interest by the method and at the address specified for such purpose in Annex I, or by such other method or at such other address as the holder of any such Note shall have from time to time specified to the Company in writing for such purpose, without the presentation or surrender of such Note or the making of any notation thereon, except that any Note paid or prepaid in full shall be surrendered to the Company at its principal office. Prior to any sale or other disposition of any Note held by you or your nominee you will, at your election, either endorse thereon the amount of principal paid thereon and the last date to which interest has been paid thereon or surrender such Note to the Company in exchange for a new Note or Notes pursuant to Section
15. The Company will afford the benefits of this Section 15.2 to any institutional investor which is the direct or indirect transferee of any Note purchased by you under this Agreement and which has made the same agreement relating to such Note as you have made in this Section 15.

16. Expenses, etc.. Whether or not the transactions contemplated by this Agreement shall be consummated, the Company will pay all expenses described in
Section 3.2 hereof up to (a) a maximum of $200,000 should the Closing not occur or (b) a maximum of $400,000 should the Closing occur. In addition to the foregoing and not subject to the limitations of the preceding sentence, the Company will (i) pay to you all reasonable legal and consultant fees and expenses incurred by you in connection with the amendment or enforcement of this Agreement or the Securities or in protecting your interests in any bankruptcy, receivership, reorganization, insolvency or liquidation proceeding by or affecting the Company and (ii) pay to the Collateral Agent its fees and Administrative Expenses (as such term is defined in the Collateral Agency Agreement) under the Collateral Agency Agreement and the other Operative Agreements. The Company also will pay, and will save you and each holder of any Notes harmless from, all claims in respect of the fees, if any, of brokers and finders and any and all liabilities with respect to any taxes (including interest and penalties) which may be payable in respect of the execution and delivery of this Agreement, the issue of the Securities and any amendment or waiver under or in respect of this Agreement or the Notes. The obligation of the Company under this Section 16 shall survive any disposition or payment of the Securities and the termination of this Agreement.

17. Survival of Representations and Warranties. All representations and warranties contained in this Agreement or made in writing by or on behalf of the Company in connection with the transactions contemplated by this Agreement shall survive the execution and delivery of this Agreement, any investigation at any time made by you or on your behalf, the purchase of the Securities by you under this Agreement and any disposition or payment of the Securities. All statements contained in any certificate or other instrument delivered by or on behalf of the Company pursuant to this Agreement or in connection with the transactions contemplated by this Agreement shall be deemed representations and warranties of the Company under this Agreement.

18. Amendments and Waivers. Any term of this Agreement or of the Securities may be amended and the observance of any term of this Agreement or of the Securities may be waived (either generally or in a particular instance and either retroactively or prospectively) only with the written consent of the Company and a Supermajority in Interest of the Notes, provided that, without the prior written consent of the holders of all the Notes at the time outstanding (subject to Section 14.4), no such amendment or waiver shall (a) change the maturity or the principal amount of, or reduce the rate or change the time of payment of interest on, or change the amount or the time of payment of any principal or premium payable on any prepayment of, any Note, or change the amount or the time of payment of any fee payable hereunder, (b) reduce the aforesaid percentages of the principal amount of the Notes the holders of which are required to consent to any such amendment or waiver, (c) change the percentage of the principal amount of the Notes the holders of which may declare the Notes to be due and payable as provided in Section 10, (d) modify the proviso to the first sentence of Section 10, or (e) decrease the percentage of the principal amount of the Notes the holders of which may rescind and annul any such declaration as provided in Section 10. Any amendment or waiver effected in accordance with this
Section 18 shall be binding upon each holder of any Note at the time outstanding, each future holder of any Note and the Company.

19. Notices, etc. Except as otherwise provided in this Agreement, notices and other communications under this Agreement shall be in writing and shall be delivered by facsimile transmission, hand or courier service, or mailed by registered or certified mail, return receipt requested, addressed, (a) if to you, at the address set forth in Annex I or at such other address as you shall have furnished to the Company in writing, except as otherwise provided in
Section 15.2 with respect to payments on Notes held by you or your nominee, or
(b) if to any other holder of any Note, at such address as such other holder shall have furnished to the Company in writing, or, until any such other holder so furnishes to the Company an address, then to and at the address of the last holder of such Note who has furnished an address to the Company, or (c) if to the Company, at its address set forth at the beginning of this Agreement, to the attention of Corporate Secretary, or at such other address, or to the attention of such other officer, as the Company shall have furnished to you and each such other holder in writing. Any notice so addressed and delivered by facsimile


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transmission, hand or courier shall be deemed to be given when received, and any notice so addressed and mailed by registered or certified mail shall be deemed to be given three (3) business days after being so mailed.

20. Indemnification. The Company will indemnify and hold harmless each of you and each person who controls you within the meaning of the Securities Act or the Exchange Act and each of your subsidiaries and each of your and their respective directors, officers, employees, principals, members, agents, advisors and partners (any and all of whom are referred to as the "Indemnified Party") from and against any and all losses, claims, damages and liabilities, whether joint or several (including all legal fees or other expenses reasonably incurred by one counsel for any Indemnified Party in connection with the preparation for or defense of any pending or threatened third party claim, action or proceeding, whether or not resulting in any liability), to which such Indemnified Party may become subject under any applicable federal or state law or otherwise, caused by or arising out of, or allegedly caused by or arising out of, this Agreement or any transaction contemplated hereby or thereby (including, without limitation, any failure to purchase the Securities by reason of Section 3.4), other than, with respect to any Indemnified Party, losses, claims, damages or liabilities that are the result of any representation made by such Indemnified Party in
Section 6 or the result of the gross negligence or willful misconduct of such Indemnified Party. This section is not intended to provide to any Indemnified Party an additional means of enforcement against the Company of the Debt evidenced by the Notes.

     Promptly after receipt by an Indemnified Party of notice of any claim, action or proceeding with respect to which an Indemnified Party is entitled to indemnity hereunder, such Indemnified Party will notify the Company of such claim or the commencement of such action or proceeding, provided that the failure of an Indemnified Party to give notice as provided herein shall not relieve the Company of its obligations under this Section 20 with respect to such Indemnified Party, except to the extent that the Company is actually prejudiced by such failure. The Company will assume the defense of such claim, action or proceeding and will employ counsel satisfactory to the Indemnified Party and will pay the fees and expenses of such counsel. Notwithstanding the preceding sentence, the Indemnified Party will be entitled, at the expense of the Company, to employ counsel separate from counsel for the Company and for any other party in such action if the Indemnified Party reasonably determines upon advice of counsel that a conflict of interest or other reasonable basis exists which makes representation by counsel chosen by the Company not advisable, but the Company will not be obligated to pay the fees and expenses of more than one counsel for all Indemnified Parties.

21. Miscellaneous. This Agreement shall be binding upon and inure to the benefit of and be enforceable by the respective successors and assigns of the parties hereto, whether so expressed or not, and, in particular, shall inure to the benefit of and be enforceable by any holder or holders at the time of the Notes or any part thereof. Except as stated in Section 17, this Agreement embodies the entire agreement and understanding between you and the Company and supersedes all prior agreements and understandings relating to the subject matter hereof. This Agreement and the Notes shall be construed and enforced in accordance with and governed by the law of the State of New York. The headings in this Agreement are for purposes of reference only and shall not limit or otherwise affect the meaning hereof. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

                    [SIGNATURES APPEAR ON THE FOLLOWING PAGE]


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